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Filed Pursuant to Rule 424(b)(3)
File No. 333-107432

 Hexcel Corporation

9.875% Senior Secured Notes due 2008

Investing in the notes involves risks. See "Risk Factors" on page 6.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        We pay interest on the notes on April 1 and October 1 of each year. The first such payment will be made on October 1, 2003. The notes will mature on October 1, 2008. We have the option to redeem all or a portion of the notes at any time on or after April 1, 2006 at the redemption prices set forth in this prospectus. There is no sinking fund for the notes. We may, on one or more occasions, use the net proceeds from one or more equity offerings to redeem up to 35% of the aggregate principal amount of the notes at the redemption price set forth in this prospectus.

        Our obligations under the notes are jointly and severally guaranteed by our current and future material domestic subsidiaries. In addition, the notes and the guarantees are secured on a first-priority basis by substantially all of our domestic fixed assets, other than excluded assets, as described in "Description of Notes—Security."

        Private equity funds affiliated with Goldman, Sachs & Co. own approximately 38% of our voting stock and these funds have the right to appoint up to three members of our ten member board of directors.

        This prospectus has been prepared for and will be used by Goldman, Sachs & Co. and its broker-dealer subsidiaries in connection with offers and sales of the notes in market-making transactions from time to time. These transactions may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of sale or at negotiated prices. Goldman, Sachs & Co. may act as principal or agent in these market-making transactions. Hexcel will not receive any of the proceeds of such sales of the notes but will pay any expenses incurred in connection with this registration.

Goldman, Sachs & Co.

The date of this prospectus is August 29, 2003.

TABLE OF CONTENTS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this offering circular. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

About this Prospectus	2
Available Information	2
Forward-Looking Statements	3
Hexcel Corporation	5
Risk Factors	6
Consolidated Ratio of Earnings to Fixed Charges	14
Use of Proceeds	14
Description of Notes	15
Plan of Distribution	88
Legal Matters	88
Experts	89

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. You should read this prospectus together with the additional information described under the heading "Available Information." You may also obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC. The registration statement contains additional information that may be important to you.

        The outstanding notes were originally issued by us on August 29, 2003 in an exchange offer to holders of our 9.875% Senior Secured Notes due 2008, which were issued by us on March 19, 2003 in an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act").

        This prospectus may be used by Goldman, Sachs & Co. ("Goldman Sachs") and its broker-dealer subsidiaries in connection with offers and sales of the notes in market-making transactions from time to time. These transactions may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of sale or at negotiated prices.

        The terms "Hexcel," "we," "our" and "us" as used in this prospectus refer to Hexcel Corporation, the issuer of the notes and its subsidiaries as a combined entity, except where the context makes it clear that such term means only the parent company.

AVAILABLE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document Hexcel files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov or from our web site at www.hexcel.com. However, the information on our web site does not constitute a part of this prospectus.

        In this document, we "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus until the offering is completed:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 3, 2003;

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  Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2002, filed with the SEC on March 31, 2003;

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  Annual Report on Form 10-K/A (Amendment No. 2) for the fiscal year ended December 31, 2002, filed with the SEC on April 29, 2003;

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  Annual Report on Form 10-K/A (Amendment No. 3) for the fiscal year ended December 31, 2002, filed with the SEC on July 10, 2003;

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  Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 15, 2003;

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  Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2003, filed with the SEC on July 10, 2003;

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  Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 13, 2003; and

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  Current Reports on Form 8-K dated January 27, 2003, March 10, 2003, March 20, 2003, April 4, 2003, May 1, 2003 and July 22, 2003.

        You may request a copy of these filings at no cost, by writing or telephoning Hexcel at: Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, (203) 969-0666, Attention: Investor Relations.

        You should rely only upon the information provided in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date of this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," and similar terms and phrases, including references to assumptions. Such statements are based on current expectations, are inherently uncertain, and are subject to changing assumptions. These statements are contained in sections entitled "Summary," "Risk Factor," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and other sections of this prospectus and in the documents incorporated by reference in this prospectus.

        Such forward-looking statements include, but are not limited to:

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  estimates of commercial aerospace production and delivery rates, including those of Airbus Industries ("Airbus") and The Boeing Company ("Boeing");

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  expectations regarding growth in sales to regional and business aircraft manufacturers, and to the aircraft aftermarket;

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  expectations regarding the growth in the production of military aircraft, helicopters and launch vehicle programs in 2003 and beyond;

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  expectations regarding the recovery of demand for electronics fabrics used in printed wiring boards, as well as future business trends in the electronics fabrics industry;

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  expectations regarding the demand for soft body armor made of aramid and specialty fabrics;

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  expectations regarding growth in sales of composite materials for wind energy, automotive and other industrial applications;

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  estimates of changes in net sales by market compared to 2002;

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  expectations regarding our equity in the earnings or losses of joint ventures, as well as joint venture investments and loan guarantees;

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  expectations regarding working capital trends and capital expenditures;

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  the availability and sufficiency of the existing senior credit facility and other financial resources to fund our worldwide operations in 2003 and beyond; and

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  the impact of various market risks, including fluctuations in the interest rates underlying our variable-rate debt, fluctuations in currency exchange rates and fluctuations in commodity prices.

        Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: changes in general economic and business conditions; changes in current pricing and cost levels; changes in political, social and economic conditions and local regulations, particularly in Asia and Europe; foreign currency fluctuations; changes in aerospace delivery rates; reductions in sales to any significant customers, particularly Airbus or Boeing; changes in sales mix; changes in government defense procurement budgets; changes in military aerospace programs technology; industry capacity; competition; disruptions of established supply channels; manufacturing capacity constraints; and the availability, terms and deployment of capital.

        If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. In addition to other factors that affect our operating results and financial position, neither past financial performance nor our expectations should be considered reliable indicators of future performance. Investors should not use historical trends to anticipate results or trends in future periods. Further, our stock price is subject to volatility. Any of the factors discussed above could have an adverse impact on our stock price. In addition, failure of sales or income in any quarter to meet the investment community's expectations, as well as broader market trends, can have an adverse impact on our stock price. We do not undertake an obligation to update its forward-looking statements or risk factors to reflect future events or circumstances.

HEXCEL CORPORATION

        We are the world's leading producer of advanced structural materials. We develop, manufacture and market lightweight, high-performance reinforcement products, composite materials and structures for use in commercial aerospace, space and defense, electronics and general industrial applications. Our materials are used in a wide variety of end products, such as commercial and military aircraft, space launch vehicles and satellites, printed wiring boards, computers, cellular telephones, soft body armor, high-speed trains and ferries, cars and trucks, wind turbine blades, reinforcements for bridges and other structures, window blinds, and a wide variety of recreational equipment.

        We are a vertically integrated manufacturer of products organized around three strategic business segments, presented in order of manufacturing integration from raw materials to finished products.

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  Reinforcements: This segment manufactures carbon fiber fabrics, fiberglass fabrics which are the substrate for printed wiring boards, woven industrial fabrics, woven fabrics for ballistics protection and carbon, aramid and glass reinforcement materials, all of which comprise the foundation of many composite materials, parts and structures;

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  Composites: This segment manufactures and produces carbon fibers, honeycomb and prepregs, as well as structural adhesives, specially machined honeycomb details and composite panels, that are incorporated into many applications including military and commercial aircraft, wind turbine blades, automobiles and recreation products; and

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  Structures: This segment engineers and produces composite parts for structures and interiors of commercial and military aircraft.

        With 18 manufacturing facilities located in six countries around the world and joint ventures in Asia, Europe and the United States, we are well positioned to take advantage of opportunities for growth worldwide. For the fiscal year ended December 31, 2002, 44% of our sales were of products manufactured outside the United States. We serve our international markets through manufacturing facilities and sales offices located in the United States and Europe, and through sales offices located in Asia, Australia and South America.

        We believe that we have achieved a degree of vertical integration unmatched by any competitor. This vertical integration enhances our control over the cost, quality and delivery of our products, and enables us to offer a variety of solutions to our customers' mission critical, structural materials needs. We have maintained a longstanding relationship with our key customers for many years, including Boeing and the European Aeronautic Defense and Space Company ("EADS"), the parent company of Airbus.

        For the fiscal year ended December 31, 2002, we generated net sales of $850.8 million. For the three months ended June 30, 2003, we generated net sales of $234.1 million.

        We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901. Our general telephone number is 203-969-0666.

RISK FACTORS

        You should carefully consider the risks described below as well as other matters described in this prospectus.

Risks Relating to Our Indebtedness and the Notes

We have substantial debt that could limit our ability to make payments on the notes and reduce the effectiveness of our operations.

        We have substantial debt and debt service requirements. We may not be able to generate sufficient cash flow from operations or obtain sufficient funding to satisfy our debt service obligations, including the payment of interest and principal at final maturity on the notes. As of June 30, 2003, we had approximately $526.8 million of total debt (of which $125.0 million consisted of the notes and the balance consisted of other debt). This substantial level of debt has important consequences, including:

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  making it more difficult for us to satisfy our obligations with respect to the notes;

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  placing us at a competitive disadvantage compared to our competitors that have less debt;

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  limiting our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of our growth strategy and research and development costs;

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  limiting our ability to use operating cash flow for working capital, capital expenditures, debt service requirements, and other areas of our business;

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  increasing our vulnerability to general adverse economic and industry conditions; and

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  limiting our ability to capitalize on business opportunities and to react to competitive pressures and adverse changes in government regulation.

We may not be able to generate sufficient cash flow to meet our debt service obligations, including payments on the notes.

        Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We may not be able to refinance our existing debt or obtain additional financing on acceptable terms. We may not be able to sell assets and if assets are sold, the amount of proceeds or timing of such sales may not be sufficient to satisfy our debt obligations. In addition, the sales of assets or the terms of a refinancing or additional debt may not be permitted under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms would likely result in an event of default under all of our material debt and impair our ability to satisfy our obligations on the notes.

        We do not expect to generate sufficient cash flow from operations to repay our senior credit facility when it matures or the notes when they mature. We expect that our ability to repay the notes at their scheduled maturity will be dependent in whole or in part on (i) replacing our senior credit facility on or prior to its maturity and (ii) refinancing all or a portion of the notes before they mature.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify. See "Description of Notes."

We may not be able to finance future operations and capital needs because of restrictions contained in our debt agreements.

        The operating and financial restrictions and covenants that are contained in our existing debt agreements and that will be contained in any future financing agreements may impair our ability to finance future operations or capital needs. In addition, our senior credit facility requires that we maintain compliance with specified financial ratios. A breach of any of these restrictions or covenants could cause a default under the notes and our other debt. A significant portion of our debt may then become immediately due and payable. We may not have, or be able to obtain, sufficient funds to make these accelerated payments, including payments on the notes.

Your right to receive payments on these notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidate, or reorganize.

        Some, but not all, of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Our non-guarantor subsidiaries account for approximately 44% of our consolidated net sales to external customers and approximately 31% of our long-lived assets as of December 31, 2002.

The notes will not be secured by all of our assets. The proceeds from the collateral for the notes may be insufficient to make payments on the notes.

        Our lenders under our existing senior credit facility have a security interest in a substantial portion of our accounts receivable and inventory. The notes are secured by substantially all of our and our domestic subsidiaries' property, plant and equipment, intangibles, intellectual property, certain intercompany notes and other obligations receivable, and 100% of the outstanding voting stock of our Domestic Subsidiaries other than Clark-Schwebel Holding Corp., Clark-Schwebel Corporation, CS Tech-Fab Holding, Inc. and Hexcel Technologies, Inc. In addition, 65% of the capital stock of each first-tier material foreign subsidiary owned by us, and all intercompany notes representing debt owed from a foreign subsidiary to Hexcel Corporation or a domestic subsidiary, have been pledged to both the lenders under our existing senior credit facility and the notes on an equal basis. The collateral for the notes may be less liquid than the collateral for our existing senior credit facility. We cannot assure you that the liquidation value of the collateral for the notes would be adequate to repay the principal amount of and any accrued and unpaid interest on the notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our senior credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of Notes—Repurchase at the Option of Holders."

If an active trading market does not develop for these notes, you may not be able to resell them.

        You may find it difficult to sell your notes because there is no existing trading market for the notes. We do not intend to apply for listing or quotation of the notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. Although Goldman Sachs has informed us that they currently intend to make a market in the notes, they are not obligated to do so, and any market-making may be discontinued at any time without notice. As a result, the market price of the notes could be adversely affected.

        In addition, the market for non-investment grade debt, such as the notes, has been subject to disruptions that have caused substantial volatility in the prices of these securities. These disruptions may have an adverse effect on holders of the notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

        The notes are guaranteed by certain of our wholly owned, domestic subsidiaries. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

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  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

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  was insolvent or rendered insolvent by reason of such incurrence;

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  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

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  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

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  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

The collateral securing the notes could be impaired in the event we were to file for bankruptcy.

        The notes are secured by a first-priority lien in substantially all of our domestic fixed assets and will give you the right to foreclose upon and sell the collateral upon the occurrence of an event of default. This right, however, would be subject to limitations under applicable bankruptcy laws if we became subject to a bankruptcy proceeding. To the extent your rights as a secured creditor are limited or set aside in a bankruptcy proceeding, you would lose some or all of the benefit of the security that the collateral was intended to provide.

A trustee in bankruptcy might be able to void a future pledge of collateral.

        A future pledge of collateral made in favor of the Joint Collateral Agent might be voidable by the pledgor (as debtor in possession) or its trustee in bankruptcy in certain circumstances. These circumstances include, among others, the following:

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  the pledgor being insolvent at the time of the pledge;

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  the pledge permitting the holders of the notes to receive a greater recovery than if the pledge had not been given; and

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  a bankruptcy proceeding in respect of the pledgor being commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

        If a pledge of future collateral is voided, such collateral will no longer secure the notes.

Risks Relating to Our Business

Decreased demand in the commercial aerospace industry could significantly impair our sales, profit margins and financial condition.

        Further reductions in the demand for new commercial aircraft could result in reduced net sales for our commercial aerospace products and could further reduce our profit margins. Approximately 46% of our net sales for the year ended December 31, 2002 were derived from sales to the commercial aerospace industry. Reductions in demand for commercial aircraft or a delay in deliveries could result from many factors, including a terrorist event similar to that which occurred on September 11, 2001 and any subsequent military response, changes in the propensity for the general public to travel by air, a rise in the cost of aviation fuel, consolidation of airlines and slower macroeconomic growth.

        In addition, our customers continue to emphasize the need for improved yield in the use of our products and cost reduction throughout the commercial aerospace supply chain. In response to these pressures, we reduced the price of some commercial aerospace products in recent years and are likely to continue to do so in the future. Where possible, we seek to offset or mitigate the impact of such price and cost reductions by productivity improvements and reductions in the costs of the materials and services we procure.

The industries in which we operate are cyclical, and downturns in them may result in significant volatility in our sales, earnings and cash flows.

        The core industries in which we operate are, to varying degrees, cyclical and have historically experienced downturns. We are currently in the midst of cyclical downturns in the commercial aerospace and electronics industries. A further deterioration in these industries may continue and it is uncertain as to whether, when and to what extent these industries will recover. Any further deterioration or a lack of recovery in these industries could lead to further reductions in our operating profitability, increase our net losses, and result in a breach of the financial maintenance covenants under our senior credit facility.

A significant decline in business with Boeing or Airbus could materially impair our business, operating results, prospects and financial condition.

        Approximately 22% and 23% of our sales for the years ended December 31, 2002 and December 31, 2001, respectively, were made to Boeing and its related subcontractors. Approximately 15% and 16% of our sales for the years ended December 31, 2002 and December 31, 2001, respectively, were made to EADS, including Airbus and its related subcontractors. Accordingly, the loss of, or significant reduction in purchases by, either of these customers from Hexcel could materially impair our operating results and weaken our financial condition.

Reductions in space and defense spending could result in a decline in our net sales.

        The growth in military aircraft production that has occurred in recent years may not be sustained and production may cease to grow. The production of military aircraft depends upon U.S. and European defense budgets and the related demand for defense and related equipment. These defense budgets may decline and sales of defense and related equipment to foreign governments may not continue at expected levels. Approximately 17% of our net sales for the year ended December 31, 2002 were derived from the space and defense industry. The space and defense industry is largely dependent upon government defense budgets, particularly the U.S. defense budget.

A decrease in supply or increase in cost of our raw materials could result in a material decline in our profitability.

        Because we purchase large volumes of raw materials, such as epoxy and phenolic resins, aluminum foil, carbon fiber, fiberglass yarn and aramid paper and fiber, any decrease in the supply or increase in the cost of the our raw materials could significantly reduce our profit margins. We may experience a decrease in the supply or an increase in price of our raw materials. Our profitability depends largely on the price and continuity of supply of these raw materials, which are supplied by a limited number of sources. In addition, qualification to use raw materials in some of our products limits the extent to which we are able to substitute alternative materials for these products. Our ability to pass on these costs to our customers is, to a large extent, dependent on the terms of our contracts with our customers and industry conditions, including the extent to which our customers would switch to alternative materials we do not produce in the event of an increase in the prices of our products.

Our substantial international operations are subject to uncertainties that could affect our operating results.

        We believe that revenue from sales outside the U.S. will continue to account for a material portion of our total revenue for the foreseeable future. Additionally, we have invested significant resources in our international operations and we intend to continue to make such investments in the future. Our international operations are subject to numerous risks, including:

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  the difficulty of enforcing agreements and collecting receivables through some foreign legal systems;

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  fluctuations in currency exchange rates;

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  foreign customers may have longer payment cycles than customers in the U.S.;

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  compliance with U.S. Department of Commerce export controls;

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  tax rates in some foreign countries may exceed those of the U.S. and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

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  general economic and political conditions in the foreign countries where we operate may result in reduced profitability of our foreign operations and increase the need for loans or cash investments from other Hexcel subsidiaries to certain of our foreign subsidiaries;

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  foreign governments may adopt regulations, such as tariffs or regulations relating to restrictions on the transfer of capital, or take other actions, such as expropriations, that could increase the costs of operating our business, limit our market opportunities or otherwise harm our business; and

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  the potential difficulty in enforcing intellectual property rights in some foreign countries.

        Any one of the above could reduce our net sales, cash flows and profitability, cause us to fail to make scheduled payments of principal of or interest on the notes and reduce the market value and liquidity of the notes.

        During the past several years, some countries in which we operate or plan to operate have been characterized by varying degrees of inflation and uneven growth rates. We currently do not have political risk insurance in the countries in which we conduct business. While we carefully consider these risks when evaluating our international operations and investments, our broad international operations could cause a reduction in our net sales, cash flows or profitability.

We could be required to devote substantial financial and personnel resources to comply with environmental and safety requirements.

        Our operations, like those of other companies engaged in similar businesses, require the handling, use, storage and disposal of certain regulated materials. As a result, we are subject to various federal, state, regional, local and foreign laws and regulations pertaining to pollution and protection of the environment, health and safety, governing among other things, emissions to air, discharge to waters and the generation, handling, storage, treatment and disposal of waste and other materials, and remediation of contaminated sites. We have made and will continue to make capital and other expenditures in order to comply with these laws and regulations. However, the requirements of these laws and regulations are complex, change frequently, and could become more stringent in the future.

        We have been named as "potentially responsible parties" under the federal Superfund law or similar state laws at several sites requiring clean up based on disposal of wastes they generated. These laws generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. In addition to the foregoing, we have incurred and likely will continue to incur expenses to investigate and clean up several existing and former company-owned or leased properties. We have incurred substantial expenses for all these sites over a number of years, a portion of which has been covered by insurance. Although it is possible that new information could require us to reassess our potential exposure to all pending investigations and remediations, we believe that, based on currently available information, the resolution of these matters will not require the expenditure of material financial resources or require an unduly burdensome devotion of our personnel. See the section entitled "Legal Proceedings" in our Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2002, which is incorporated herein by reference.

        We believe that our business, operations and facilities are being operated in substantial compliance with applicable environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. Based on information presently known to us and existing accrued environmental reserves, we do not expect environmental costs or contingencies to be material. However, potentially material expenditures could be required in the future. For example, we may be required to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future or to address newly discovered information or conditions that require a response. The operation of manufacturing plants entails risks in these areas, however, and we may incur material costs or liabilities in the future.

        Most of our properties have been the subject of Phase I Environmental Site Assessments. However, not all potential instances of soil and groundwater contamination may have been identified, even at those sites where Environmental Site Assessments have been conducted. Accordingly, we may discover previously unknown environmental conditions and the cost of remediating such conditions may be material.

The interests of our significant shareholders may be different than your interests.

        Investors affiliated with Berkshire Partners LLC and Greenbriar Equity Group LLC (the "Berkshire and Greenbriar investors") and investors affiliated with The Goldman Sachs Group, Inc. (the "Goldman Sachs investors") each have the ability to influence our affairs so long as each maintains its ownership of respective specified percentages of our outstanding voting securities, and the interests of each of these investors may not in all cases be the same as your interests. As of June 30, 2003, the Goldman Sachs investors owned approximately 38% of our outstanding voting securities and the Berkshire and Greenbriar investors together owned approximately 35% of our outstanding voting securities. Under our governance agreement with the Goldman Sachs investors, the Goldman Sachs investors are entitled to designate up to three people to serve on our ten-member Board of Directors, and are entitled to designate one director to serve on each committee of our Board of Directors. Under our stockholders agreement with the Berkshire and Greenbriar investor group, the Berkshire and Greenbriar investors are entitled to designate up to two people to serve on our Board of Directors, and are entitled to designate one director to serve on each committee of our Board of Directors. In addition, the governance agreement and the stockholders agreement each provide that our Board of Directors will not authorize specified types of significant transactions without the approval of the directors designated by each of the respective investors. The interests of these investors may be different than your interests.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for the years ended December 31, 1998, 1999, 2000, 2001 and 2002 and for the period ended June 30, 2003.

	Year Ended December 31,
	1998	1999	2000	2001	2002	Six Months Ended June 30, 2003
	(dollars in millions)
Income (loss) before Taxes, Equity in Earnings	$78.3	$(5.0)	$75.0	$(383.7)	$7.7	$7.6
Interest Expense, Including Amortization of Debt Issuance Costs	38.7	73.9	68.7	64.8	62.8	27.6
Interest Portion of Rentals(1)	2.7	3.1	2.3	1.8	1.3	0.6

Earnings (Loss) Before Provision for Taxes and Fixed Charges	$119.7	$72.0	$146.0	$(317.1)	$71.8	$35.8

Interest Expense, Including Amortization of Debt Issuance Costs	$38.7	$73.9	$68.7	$64.8	$62.8	$27.6
Interest Portion of Rentals(1)	2.7	3.1	2.3	1.8	1.3	0.6

Total Fixed Charges	$41.4	$77.0	$71.0	$66.6	$64.1	$28.2

Ratio of Earnings to Fixed Charges(2)	2.9	N/A	2.1	N/A	1.1	1.3

(1)
Calculated as one third of rentals, which is a reasonable approximation of the interest factor.

(2)
Earnings were inadequate to cover fixed charges for 1999 and 2001. The deficiency in earnings for the years ended December 31, 1999 and 2001 were $(5.0) and $(383.7), respectively.

USE OF PROCEEDS

        This prospectus is delivered in connection with the sale of the notes by Goldman Sachs and its broker-dealer subsidiaries in market-making transactions. We will not receive any of the proceeds from such transactions.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Hexcel" refers only to Hexcel Corporation and not to any of its Subsidiaries.

        The notes were issued under an indenture among Hexcel, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The Security Documents referred to below under the caption "—Security" defines the terms of the security interests that secure the notes.

        The following description is a summary of the material provisions of the indenture and the Security Documents. It does not restate those agreements in their entirety. We urge you to read the indenture and the Security Documents because they, and not this description, define your rights as holders of the notes. We have filed a copy of the indenture and certain of the Security Documents as exhibits to our Annual Report on Form 10-K/A, Amendment No. 1, for the fiscal year ended December 31, 2002. Copies of the indenture and certain of the Security Documents are available as set forth below under "—Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered holder of a note is treated as the owner of it for all purposes. Only registered holders have rights under the indenture.

Brief Description of the Notes and the Guarantees

  The Notes

        The notes:

  •
  are general Obligations of Hexcel;

  •
  are pari passu in right of payment with all existing and future Senior Indebtedness of Hexcel, including borrowings under the New Senior Credit Facility;

  •
  are senior in right of payment to any existing or future subordinated Indebtedness of Hexcel;

  •
  are unconditionally guaranteed by the Guarantors; and

  •
  are secured by first priority security interests (subject to Permitted Prior Liens and sharing agreements in favor of holders of future Parity Lien Debt and, in the case of certain Foreign Subsidiary Collateral only, the Lenders under a Qualified Credit Facility) in the Collateral owned or at any time acquired by Hexcel.

  The Guarantees

        The notes are guaranteed by Clark-Schwebel Holding Corp., Clark-Schwebel Corporation, CS Tech-Fab Holding, Inc. and Hexcel Pottsville Corporation and may in the future be guaranteed by Hexcel's other Domestic Subsidiaries pursuant to the covenant entitled "—Certain Covenants—Additional Subsidiary Guarantees and Liens."

        Each guarantee of the notes:

  •
  is a general obligation of the Guarantor;

  •
  is pari passu in right of payment with all existing and future Senior Indebtedness of that Guarantor, including Indebtedness under the New Senior Credit Facility;

  •
  is senior in right of payment to any existing or future subordinated Indebtedness of such Guarantor; and

  •
  is secured by first priority security interests (subject to Permitted Prior Liens and sharing agreements in favor of holders of future Parity Lien Debt) in the Collateral owned or at any time acquired by that Guarantor.

        Not all of Hexcel's Subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiaries, such non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Our non-guarantor Subsidiaries generated approximately 44% of our consolidated net sales to external customers and held approximately 31% of our consolidated long-lived assets as of December 31, 2002.

        As of June 30, 2003, all of our Subsidiaries were "Restricted Subsidiaries." However, under certain circumstances, we are permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

        The notes were issued initially in an aggregate principal amount of $125.0 million. Hexcel may issue additional notes from time to time. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any additional notes subsequently issued under the indenture would be secured by the Collateral on an equal and ratable basis. Hexcel may Incur future Indebtedness, in addition to additional notes, which may be pari passu with the notes offered hereby and also have the benefit of the security interests in the Collateral. See "—Security" and the definition of "Permitted Liens" under the caption "—Certain Definitions." Hexcel will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on October 1, 2008.

        Interest on the notes accrues at the rate of 9.875% per annum and is payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 2003. Hexcel will make each interest payment to the holders of record on the immediately preceding March 15 and September 15.

        Interest on the notes accrues from the March 19, 2003 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        All payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Hexcel elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. Hexcel may change the paying agent or registrar without prior notice to the holders of the notes, and Hexcel or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Hexcel is not required to transfer or exchange any note selected for redemption. Also, Hexcel is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        The notes and all other Secured Obligations are, and future Secured Obligations will be, guaranteed by Clark-Schwebel Holding Corp., Clark-Schwebel Corporation, CS Tech-Fab Holding, Inc. and Hexcel Pottsville Corporation and may in the future be guaranteed by certain of Hexcel's other Domestic Subsidiaries pursuant to the covenant entitled "—Certain Covenants—Additional Subsidiary Guarantees and Liens." The Subsidiary Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. The Subsidiary Guarantees of each Guarantor are secured by all Collateral owned or at any time acquired by that Guarantor and are pari passu in right of payment with all existing and future Senior Indebtedness of that Guarantor, including Indebtedness under the New Senior Credit Facility. See "Risk Factors—Federal and State statutes allow courts, under specific circumstances, to void guarantees and liens granted by the guarantors and require holders of notes to return payments received from guarantors or their property."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Hexcel or another Guarantor, unless:

(1)
immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)
either:

(a)
the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under (i) the Secured Obligations, the indenture and its Subsidiary Guarantee, pursuant to a supplemental indenture reasonably satisfactory to the Joint Collateral Agent, (ii) the registration rights agreement and (iii) all Security Documents delivered by that Guarantor; or

  (b)
  the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The Subsidiary Guarantee of a Guarantor and all security interests granted by that Guarantor to the Joint Collateral Agent will be released:

(1)
in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Hexcel, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

(2)
in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Hexcel, if the sale complies with the "Asset Sale" provisions of the indenture; or

(3)
if Hexcel designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

See "—Repurchase at the Option of Holders—Asset Sales" and "—Collateral and Security—Release of Note Liens."

Security

        The notes and the Subsidiary Guarantees are secured by first priority security interests (subject to Permitted Prior Liens) and subject to Lien sharing in favor of the holders of future Parity Lien Debt, in substantially all of Hexcel's and its Domestic Subsidiaries' property, plant and equipment, patents, trademarks and other intellectual property, customer and supplier contracts (which will not include accounts and related rights that are Credit Facility Collateral) and other general intangibles, intercompany notes and other instruments and obligations receivable, and certain other investment property, 100% of the outstanding voting stock of Hexcel's Domestic Subsidiaries, other than Clark-Schwebel Holding Corp., CS Tech-Fab Holding, Inc., Hexcel Technologies, Inc. and Clark-Schwebel Corporation, and, as described under the caption "—Intercreditor Provisions Relating to Working Capital Facility Liens—Equal and Ratable Sharing of Liens on Foreign Subsidiary Collateral," the outstanding voting stock of Hexcel's material first-tier Foreign Subsidiaries (but not more than 65% of the voting stock of such Foreign Subsidiaries) and intercompany notes outstanding from Hexcel's Foreign Subsidiaries. Collateral does not include Credit Facility Collateral (which includes inventory, and accounts receivable) and other Excluded Assets.

        The notes, the Subsidiary Guarantees and future Parity Lien Debt are also secured by first priority security interests, subject to Lien sharing provisions in favor of the holders of Obligations under a Qualified Credit Facility, upon Equity Interests issued and intercompany notes owing by Foreign Subsidiaries to Hexcel or a Domestic Subsidiary.

        Hexcel, the Guarantors and the Joint Collateral Agent entered into Security Documents defining the terms of the security interests that secure the notes and the Subsidiary Guarantees. These security interests upon Collateral owned by Hexcel or any Guarantor secure the payment and performance when due of all of the Note Obligations of Hexcel or that Guarantor.

        Pursuant to the Security Documents, Hexcel may Incur future Indebtedness which may be pari passu with the notes and also have the benefit of the security interests in the Collateral. Such Indebtedness will be Senior Indebtedness and may only be Incurred if:

(1)
the condition set forth in the first paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness" is satisfied; or

(2)
such Indebtedness is Permitted Debt permitted to be incurred pursuant to clause (11) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness."

Additionally, any such Indebtedness shall have a Stated Maturity no earlier than any Stated Maturity of the notes and the Liens on Collateral securing such Indebtedness must be permitted by clause (2) of the definition of "Permitted Liens." See the definition of "Parity Lien Debt."

        The Collateral will be released with respect to the notes:

(1)
in whole, upon payment in full of the principal of, accrued and unpaid interest and premium and Special Interest, if any, on the notes and payment in full of all other Note Obligations that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium and Special Interest, if any, are paid;

(2)
in whole, upon satisfaction and discharge of the indenture;

(3)
in whole, upon a legal defeasance or covenant defeasance as set forth under the caption "—Legal Defeasance and Covenant Defeasance;"

(4)
in part, as to any property constituting Collateral that (a) is sold or otherwise disposed of by Hexcel or one of its Subsidiaries in a transaction permitted by the indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of or (b) is owned or at any time acquired by a Subsidiary that has been released from its Subsidiary Guarantee, concurrently with the release of such Subsidiary Guarantee;

(5)
if such Collateral constitutes all or substantially all of the Collateral, with the consent of at least 66 2/3% in principal amount of the notes (including without limitation, additional notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase, of notes); or

(6)
if such Collateral constitutes less than all or substantially all of the Collateral, with the consent of at least a majority in principal amount of the notes (including, without limitation, additional notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes).

See "—Collateral and Security—Release of Note Liens."

Optional Redemption

        At any time prior to April 1, 2006, Hexcel may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture (including the original principal amount of any Additional Securities) at a redemption price of 109.875% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the Net Cash Proceeds of Equity Offerings; provided that:

(1)
at least 65% of the aggregate principal amount of notes issued under the indenture (including the original principal amount of any additional notes) remains outstanding immediately after the occurrence of any such redemption (excluding notes held by Hexcel and its Subsidiaries); and

(2)
the redemption occurs within 120 days after the date of the related Equity Offering.

        Except pursuant to the preceding paragraph, the notes will not be redeemable at Hexcel's option prior to April 1, 2006.

        After April 1, 2006, Hexcel may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage
2006	104.938%
2007	102.469%
2008 and thereafter	100.000%

Mandatory Redemption

        Hexcel is not required to make mandatory redemption or sinking fund payments with respect to the notes except as provided below under "—Repurchase at the Option of Holders."

Repurchase at the Option of Holders

  Change of Control

        Upon the occurrence of a "Change of Control," each holder may require Hexcel to purchase its notes at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest and Special Interest, if any, to the date of purchase. The following are "Change of Control" events:

(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Hexcel and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

(2)
the adoption of a plan relating to the liquidation or dissolution of Hexcel;

(3)
any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders, becomes the Beneficial Owner of more than 40% of the total voting power of Voting Stock of Hexcel; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) in the aggregate a lesser percentage of the total voting power of Voting Stock of Hexcel than the other Person and do not have the right or ability to elect or designate for election a majority of the Board of Directors;

(4)
during any period of two consecutive years, individuals who at the beginning of that period constituted the Board of Directors, together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of Hexcel was approved under the Governance Agreement, the Stockholders Agreement or by a vote of 66 2/3% of the directors of Hexcel then still in office who were either directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office; or

(5)
the merger or consolidation of Hexcel with or into another Person other than a Permitted Holder, or the merger of another Person other than a Permitted Holder with Hexcel, and in the case of any such merger or consolidation, the securities of Hexcel that are outstanding immediately prior to the transaction and that represent 100% of the aggregate voting power of the Voting Stock of Hexcel are changed into or exchanged for cash, securities or property, unless pursuant to the transaction, the securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent, immediately after the transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

        Within 30 days after any Change of Control, we will mail a notice to each holder of notes, a "Change of Control Offer," stating:

(1)
that a Change of Control has occurred and that the holder has the right to require us to purchase its notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest to the date of purchase;

(2)
the circumstances and relevant facts regarding the Change of Control, including a statement of pro forma historical income, cash flow and capitalization after giving effect to the Change of Control;

(3)
the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date the notice is mailed; and

(4)
the instructions determined by us, consistent with the covenant described under this caption, that a holder must follow in order to have its notes purchased.

        The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        Hexcel will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        Hexcel will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Hexcel and purchases all notes validly tendered and not withdrawn under the Change of Control Offer.

        Hexcel will comply with the requirements of the securities laws in connection with the purchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws conflict with the provisions of the covenant described under this caption, we will comply with the applicable securities laws and will not be deemed to have breached our obligations under the change of control covenant.

        The Change of Control purchase feature of the notes may make more difficult or discourage a sale or takeover of Hexcel and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between Hexcel and the Initial Purchasers. It is not the result of our knowledge of any specific effort to accumulate common stock of Hexcel or to obtain control of Hexcel or part of a plan by management to adopt a series of anti-takeover provisions. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.

        Subject to the limitations discussed below, we could enter into transactions that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at that time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness." These restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in this covenant, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Hexcel and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Hexcel to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Hexcel and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        Future Indebtedness that we may Incur may contain prohibitions on the occurrence of events that would constitute a Change of Control or require us to repurchase the Indebtedness upon a Change of Control. Moreover, the exercise by the holders of notes of their right to require us to purchase the notes could cause a default under such other Indebtedness, even if the Change of Control itself does not. Finally, our ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

        Our obligation to purchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

  Asset Sales

        Hexcel will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)
Hexcel (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)
at least 75% of the consideration received in the Asset Sale by Hexcel or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

(a)
the assumption of Indebtedness of Hexcel or any Restricted Subsidiary and the release of Hexcel or the Restricted Subsidiary from all liability with respect to the Indebtedness in connection with the Asset Sale; provided, however, that the amount of the Indebtedness shall not be deemed to be cash for the purpose of the term "Net Available Cash;" and

(b)
securities received by Hexcel or any Restricted Subsidiary from the transferee that are promptly converted by Hexcel or the Restricted Subsidiary into cash.

        Within 360 days after the receipt of the Net Available Cash from the Asset Sale, an amount equal to 100% of the Net Available Cash from the Asset Sale shall be applied by Hexcel or the Restricted Subsidiary, as the case may be:

(1)
to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business which, in the case of an Asset Sale of Equity Interests or assets of a Domestic Subsidiary, must be owned by Hexcel or a Domestic Subsidiary;

(2)
to make a capital expenditure which, in the case of an Asset Sale of Equity Interests or assets of a Domestic Subsidiary, will be a capital expenditure of Hexcel or a Domestic Subsidiary; or

(3)
to acquire other long-term assets that are used or useful in a Permitted Business which, in the case of an Asset Sale of Equity Interests or assets of a Domestic Subsidiary, must be owned by Hexcel or a Domestic Subsidiary.

        Notwithstanding the above, Hexcel and the Restricted Subsidiaries will not be required to apply any Net Available Cash according to the foregoing paragraph except to the extent that the aggregate

Net Available Cash from all Asset Sales which are not applied according to the foregoing paragraph exceeds $15.0 million. Pending application of Net Available Cash under this covenant, the Net Available Cash will be invested in Cash Equivalents which, in the case of an Asset Sale of Equity Interests or assets of a Domestic Subsidiary, must be held by the Joint Collateral Agent as part of the Collateral in a segregated account that includes only proceeds of Asset Sales and interest earned thereon (an "Asset Sale Proceeds Account").

        Any Net Available Cash from Asset Sales that is not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Hexcel will make an Asset Sale Offer to all holders of notes and all holders of Parity Lien Debt that contains provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other Parity Lien Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Hexcel may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and Parity Lien Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the notes and the Parity Lien Debt will be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        Hexcel will comply with the requirements of the securities laws in connection with the purchase of the notes under this covenant. To the extent that the provisions of any securities laws conflict with provisions of this covenant, Hexcel will comply with the applicable securities laws and shall not be deemed to have breached its obligations under this covenant.

        The agreements governing Hexcel's other Indebtedness contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the holders of notes of their right to require Hexcel to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Hexcel. Finally, Hexcel's ability to pay cash to the holders of notes upon a repurchase may be limited by Hexcel's then existing financial resources. See "Risk Factors—We may be unable to purchase your notes upon a change of control."

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1)
if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)
if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

  Restricted Payments

        Hexcel will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly make a Restricted Payment. "Restricted Payment," with respect to any Person means:

(1)
the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to Hexcel or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)
the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Hexcel held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of Hexcel (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Hexcel that is not Disqualified Stock);

(3)
the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase, or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

(4)
the making of any Investment (other than a Permitted Investment) in any Person,

unless, at the time of and after giving effect to such Restricted Payment:

(1)
no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)
Hexcel would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness;" and

(3)
the aggregate amount of the Restricted Payment and all other Restricted Payments made since the issue date would exceed the sum of, without duplication:

(a)
50% of the Consolidated Net Income accrued during the period, which will be treated as one accounting period, from the beginning of the fiscal quarter in which the issue date occurs to the end of the most recent fiscal quarter ending at least 45 days before the date of the Restricted Payment, or, in case the Consolidated Net Income is a deficit, less 100% of that deficit; plus

(b)
100% of the aggregate Net Cash Proceeds received by Hexcel from the issuance or sale of its Capital Stock, other than Disqualified Stock and other than Capital Stock issued in connection with the Financing Transactions, subsequent to the issue date and on or before the date of the Restricted Payment, other than an issuance or sale to a Subsidiary of Hexcel or an issuance or sale to an employee stock ownership plan or to a trust established by Hexcel or any of its Subsidiaries for the benefit of their employees; plus

(c)
the amount by which the Indebtedness of Hexcel is reduced on Hexcel's balance sheet upon the conversion or exchange, other than by a Subsidiary of Hexcel, subsequent to the issue date and on or before the date of the Restricted Payment, of any Indebtedness of Hexcel convertible or exchangeable for Capital Stock, other than Disqualified Stock, of Hexcel, less the amount of any cash, or the fair value of any other property, distributed by Hexcel upon the conversion or exchange; plus

(d)
an amount equal to the sum of (x) the net reduction in Investments since the date of the indenture in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to Hexcel or any Restricted Subsidiary from Unrestricted Subsidiaries, and (y) the portion, proportionate to Hexcel's equity interest in the Subsidiary, of the fair market value of the net assets of an Unrestricted Subsidiary at the time the Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that this sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made and treated as a Restricted Payment by Hexcel or any Restricted Subsidiary in the Unrestricted Subsidiary.

        The preceding provisions will not prohibit:

(1)
any acquisition of any Capital Stock of Hexcel made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Hexcel, other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Hexcel, or options, warrants or other rights to purchase the Capital Stock; provided, however, that:

(a)
the purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; and

(b)
the Net Cash Proceeds from the sale shall be excluded from clause (3)(b) of the first paragraph;

(2)
any purchase, repurchase, redemption, defeasance or acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Hexcel, other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Hexcel, or options, warrants or other rights to purchase the Capital Stock; provided, however, that:

(a)
the purchase, repurchase, redemption, defeasance or acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; and

  (b)
  the Net Cash Proceeds from the sale shall be excluded from clause (3)(b) of the first paragraph;

(3)
any purchase, repurchase, redemption, defeasance or acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of Hexcel which is permitted to be Incurred under the covenant described under the caption "—Incurrence of Indebtedness;" provided, however, that the Indebtedness:

(a)
shall have a Stated Maturity later than the Stated Maturity of the notes; and

(b)
shall have a Weighted Average Life to Maturity greater than the remaining Weighted Average Life to Maturity of the notes;

provided, further, however, that the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(4)
any purchase or redemption of Subordinated Obligations from Net Available Cash after application according to the covenant described under the caption "—Repurchase at the Option of Holders—Asset Sales;" provided, however, that the purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

(5)
so long as no Default shall have occurred and be continuing, or result therefrom, the repurchase by Hexcel of up to $23.0 million in aggregate principal amount of, and interest on, Subordinated Obligations with the net cash proceeds of the sale by Hexcel of its Equity Interests in Asahi-Schwebel Co., Ltd. (or the net proceeds from the sale of any securities received by Hexcel in connection with the sales of Equity Interests in Asahi-Schwebel Co., Ltd.); provided, however, that such repurchases shall be excluded in the calculation of Restricted Payments;

(6)
so long as no Default shall have occurred and be continuing, or result therefrom, the repurchase by Hexcel of its 9 3/4% Senior Subordinated Notes Due 2009; provided that, at the time of and after giving effect to any such repurchases, (a) Hexcel's EBITDA for the prior four-quarter period for which internal financial statements are available shall be no less than $125.0 million and (b) the Consolidated Coverage Ratio shall exceed 2.25 to 1.0, provided, further, however, that any such repurchases shall be included in the calculation of Restricted Payments;

(7)
dividends paid within 60 days after the date of declaration thereof if at the date of declaration the dividend would have complied with this covenant; provided, however, that at the time of payment of the dividend, no other Default shall have occurred and be continuing or result therefrom; provided, further, however, that the declaration, but not the payment, of such dividend shall be included in the calculation of the amount of Restricted Payments;

(8)
so long as no Default shall have occurred and be continuing, or result therefrom, Investments in Joint Ventures or other Persons engaged in a Permitted Business in an aggregate amount which, when added together with the amount of all other Investments made according to this clause (8) which at the time have not been repaid through dividends, repayments of loans or advances or other transfers of assets, does not exceed $60.0 million; provided, however, that the amount of the Investments shall be excluded in the calculation of Restricted Payments;

(9)
so long as no Default shall have occurred and be continuing, or result therefrom, payments with respect to employee or director stock options, stock incentive plans or restricted stock plans of Hexcel, including any redemption, repurchase, acquisition, cancellation or other retirement for value of shares of Capital Stock of Hexcel, restricted stock, options on any of these shares or similar securities held by directors, officers or employees or former directors, officers or employees or by any Plans upon death, disability, retirement or termination of employment of any of these Persons under the terms of the Plans or agreement under which the shares or related rights were issued or acquired; provided, however, that the amount of any of these payments shall be included in the calculation of Restricted Payments;

(10)
so long as no Default shall have occurred and be continuing, or result therefrom, any purchase or defeasance of Subordinated Obligations or Capital Stock upon a Change of Control to the extent required by the indenture or other agreement or instrument under which the Subordinated Obligations or Capital Stock were issued, but only if Hexcel has first complied with all its obligations under the provisions described under the caption "—Repurchase at the Option of Holders—Change of Control;" provided, however, that the amount of the purchase or defeasance shall be excluded in the calculation of Restricted Payments; or

(11)
so long as no Default shall have occurred and be continuing, or result therefrom, Restricted Payments in an aggregate amount which, when added together with the amount of all other Restricted Payments made under, this clause (11) which at that time have not been repaid through dividends, repayments of loans or advances or other transfers of assets, does not exceed $40.0 million; provided, however, that the amount of the Restricted Payments shall be included in the calculation of Restricted Payments.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Hexcel or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. Not later than the date of making any Restricted Payment, Hexcel will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed.

  Incurrence of Indebtedness

        Hexcel will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Hexcel or any Restricted Subsidiary may Incur Indebtedness if, on the date of the Incurrence and after giving effect to the Incurrence on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

        The first paragraph of this covenant will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

(1)
the incurrence by Hexcel or any Domestic Subsidiary of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Hexcel and its Subsidiaries in respect thereof) not to exceed the greater of:

(a)
$200.0 million; or

(b)
the amount of the Borrowing Base as of the date of such incurrence;

(2)
Indebtedness Incurred by Foreign Subsidiaries that are Restricted Subsidiaries to finance the working capital requirements of such Subsidiaries; provided, however, that the aggregate principal amount of such Indebtedness, when added together with the amount of Indebtedness Incurred by all Foreign Subsidiaries that are Restricted Subsidiaries under this clause (2) and then outstanding, does not exceed the sum of:

(a)
85% of the then most recently reported net book value of all inventory owned by Foreign Subsidiaries that are Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; provided that the amount of this clause (a) shall not exceed 55% of the total of clauses (a) and (b) of this clause (2) on any date of calculation; plus

  (b)
  85% of the face amount of all accounts receivable owned by Foreign Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 180 days past due;

(3)
Indebtedness owed to and held by Hexcel or any Wholly Owned Restricted Subsidiary; provided, however, that (a) any subsequent issuance or transfer of any Capital Stock which results in the Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of the Indebtedness, other than to Hexcel or a Wholly Owned Restricted Subsidiary, shall be deemed, in each case, to constitute the Incurrence of such Indebtedness and (b) if Hexcel or any Guarantor is the obligor on such Indebtedness, the payment of such Indebtedness is expressly subordinate to the prior payment in full in cash of all obligations with respect to the notes, in the case of Hexcel, or the Subsidiary Guarantee in the case of a Guarantor;

(4)
the Incurrence by Hexcel and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

(5)
the Incurrence by Hexcel and its Restricted Subsidiaries of the Existing Indebtedness, other than Indebtedness described in clauses (1), (2), (3) or (4) above;

(6)
the Incurrence by Hexcel or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be Incurred under the first paragraph of this covenant or clause (4) or (5) or this clause (6);

(7)
Hedging Obligations directly related to Indebtedness permitted to be Incurred by Hexcel and Restricted Subsidiaries under the indenture or, in the case of a currency exchange protection agreement, reasonably related to the ordinary course of business of Hexcel and its Restricted Subsidiaries;

(8)
Indebtedness, including Capital Lease Obligations and purchase money Indebtedness, Incurred by Hexcel or its Restricted Subsidiaries to finance the acquisition of tangible assets or other capital expenditures, and Indebtedness Incurred by Hexcel or its Restricted Subsidiaries to refinance such Capital Lease Obligations and purchase money Indebtedness, in an aggregate outstanding principal amount which, when added together with the amount of Indebtedness Incurred under this clause (8) and then outstanding, does not exceed $20.0 million;

(9)
Indebtedness in respect of performance, surety or appeal bonds provided in the ordinary course of Hexcel and its Restricted Subsidiaries;

(10)
the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of Hexcel as accrued; and

(11)
Indebtedness in an aggregate principal amount which, together with all other Indebtedness of Hexcel and Restricted Subsidiaries outstanding on the date of the Incurrence, other than Indebtedness permitted by clauses (1) through (10) above or the first paragraph of this covenant, does not exceed $40.0 million.

        Hexcel will not Incur:

(1)
any Indebtedness if that Indebtedness is contractually subordinate in right of payment to any Senior Indebtedness, unless the Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to the notes; provided, however, that no Indebtedness of Hexcel will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Hexcel solely by virtue of being unsecured, or

(2)
any Secured Indebtedness that is not Senior Indebtedness.

        For purposes of determining compliance with this "Incurrence of Indebtedness" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, Hexcel will be permitted to classify such item of Indebtedness on the date of its Incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been Incurred on such date in reliance on the exception provided by clauses (1) or (2) of the definition of Permitted Debt, as applicable.

        In determining amounts of Indebtedness outstanding under this covenant and to avoid duplication, Indebtedness of a Person resulting from the grant by that Person of security interests with respect to, or from the issuance by that Person of guarantees of, or from the assumption of obligations with respect to letters of credit supporting, Indebtedness Incurred by that Person under the indenture, or Indebtedness which that Person is otherwise permitted to Incur under the indenture, shall not be deemed to be a separate Incurrence of Indebtedness by that Person.

  Liens

        Hexcel will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens. Hexcel will not and will not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any pledge of or other Lien on the outstanding Equity Interests of Clark-Schwebel Holding Corp. or Clark-Schwebel Corporation.

        Additionally, Hexcel will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind:

(1)
upon any property as security for any Parity Lien Obligation, unless Hexcel or such Subsidiary causes such Lien (a) to be granted to the Joint Collateral Agent and (b) to extend to and secure the Note Obligations upon substantially the same terms but subject to the provisions of the indenture and causes such Lien to be duly perfected; or

(2)
securing any Parity Lien Debt, unless the indenture or agreement governing such Parity Lien Debt (a) provides (for the enforceable benefit of the trustee and holders of notes) that (x) the holder of such Parity Lien Debt is bound by the terms of the Joint Collateral Agent Undertakings and (y) all obligations in respect of the notes are Equally and Ratably secured by all Liens, guarantees, supporting obligations and loss sharing rights at any time granted by Hexcel or any of its Subsidiaries or any other Person as security for such debt, whether or not otherwise constituting Collateral, and (b) authorizes the Joint Collateral Agent to perform its obligations set forth in the indenture and the Joint Collateral Agent Undertakings.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Hexcel will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)
pay dividends or make any other distributions on its Capital Stock to Hexcel or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Hexcel or any of its Restricted Subsidiaries;

(2)
make loans or advances to Hexcel or any of its Restricted Subsidiaries; or

(3)
transfer any of its properties or assets to Hexcel or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)
agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)
the indenture, the notes and the Subsidiary Guarantees;

(3)
applicable law;

(4)
any instrument governing Indebtedness or Capital Stock of a Person acquired by Hexcel or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be Incurred;

(5)
customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business and consistent with past practices;

(6)
purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)
any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)
Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)
Liens securing Indebtedness otherwise permitted to be Incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)
any encumbrance or restriction contained in the governing documents of any Joint Venture Subsidiary;

(11)
provisions with respect to the disposition or distribution of assets or property in Joint Venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

(12)
restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, Consolidation or Sale of Assets

        Hexcel may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Hexcel is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Hexcel and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)
either: (a) Hexcel is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Hexcel) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)
the Person formed by or surviving any such consolidation or merger (if other than Hexcel) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Hexcel under the notes, the indenture, the registration rights agreement and the Security Documents pursuant to agreements reasonably satisfactory to the trustee;

(3)
immediately after such transaction, no Default or Event of Default exists; and

(4)
Hexcel or the Person formed by or surviving any such consolidation or merger (if other than Hexcel), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness."

        In addition, Hexcel may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Hexcel and any Domestic Restricted Subsidiary of Hexcel or a merger of a Domestic Restricted Subsidiary into Hexcel.

  Transactions with Affiliates

        Hexcel will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

(1)
the Affiliate Transaction is made in good faith and on terms which are fair and reasonable to Hexcel or the Restricted Subsidiary, as the case may be; and

(2)
Hexcel delivers to the trustee:

(a)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to Hexcel of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)
the Financing Transactions;

(2)
any Permitted Investment and any Restricted Payment permitted to be paid under the covenant described under the caption "—Restricted Payments;"

(3)
any issuance of securities, or other payments, awards or grants in cash, securities or otherwise under, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(4)
the payment of reasonable fees to directors of Hexcel and its Restricted Subsidiaries;

(5)
transactions between Hexcel or a Restricted Subsidiary and one or more Restricted Subsidiaries; provided, however, that no Affiliate of Hexcel, other than another Restricted Subsidiary, owns, directly or indirectly, any Capital Stock in any of the Restricted Subsidiaries;

(6)
transactions in the ordinary course of business, including loans, expense advances and reimbursements, between Hexcel or any of its Restricted Subsidiaries, on the one hand, and any employee of Hexcel or any of its Restricted Subsidiaries, on the other hand;

(7)
transactions with affiliates entered into in the ordinary course of business of Hexcel or its Restricted Subsidiaries, on terms which are, in the opinion of Hexcel's management or the Board of Directors, fair and reasonable to Hexcel or its Restricted Subsidiaries;

(8)
the granting and performance of registration rights for shares of Capital Stock of Hexcel under a written registration rights agreement approved by a majority of directors of Hexcel that are disinterested with respect to the transactions;

(9)
transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of Hexcel or any of its Subsidiaries, so long as Indebtedness or Capital Stock of the same class is also held by Persons that are not Affiliates of Hexcel and these Affiliates are treated no more favorably than holders of the Indebtedness or the Capital Stock generally;

(10)
transactions pursuant to the Governance Agreement, the Stockholders Agreement, or either of the Registration Rights Agreements and any amendments to, or waivers of any provision of, any such agreements that are not adverse to the interests of the holders of the notes and which are approved by a majority of the directors of Hexcel disinterested with respect to the amendment or waiver, as applicable; and

(11)
any transaction between Hexcel or any Restricted Subsidiaries and any of the Existing Joint Ventures under agreements in effect on the issue date.

  Additional Subsidiary Guarantees and Liens

        If:

(1)
any Domestic Subsidiary has EBITDA for the last four-quarter period for which internal financial statements are available in excess of $2.5 million;

(2)
any group of Domestic Subsidiaries, taken together, have EBITDA in excess of $2.5 million for the last four-quarter period for which internal financial statements are available; or

(3)
any Subsidiary guarantees or otherwise provides direct credit support for any Indebtedness of Hexcel,

(each such event set forth in clauses (1) through (3) above, a "Triggering Event"), then such Subsidiary or group of Subsidiaries will become a Guarantor or Guarantors and execute a supplemental indenture within 10 Business Days of the date on which such Triggering Event occurred; provided, however, this covenant will not apply to all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries; and provided, further, however, that clause (2) above will not apply to any Domestic Subsidiary with an EBITDA for the last four-quarter period for which internal financial statements are available of less than $250,000.

        If Hexcel or any other Obligor at any time owns or acquires property (except property that is at such time an Excluded Asset) that is not subject to a valid, enforceable and perfected Note Lien held by the Joint Collateral Agent as security for the Note Obligations and any Parity Lien Obligations, or if Hexcel or any of its Subsidiaries at any time grants or permits to exist any consensual lien upon any property, except Credit Facility Collateral, constituting an Excluded Asset as security for any Parity Lien Obligation or Credit Facility Obligation, then Hexcel will, or will cause such Subsidiary to, concurrently:

(1)
execute and deliver to the Joint Collateral Agent a Security Document upon substantially the same terms as the Security Documents delivered in connection with the issuance of the notes, granting a Lien upon such property to the Joint Collateral Agent for the benefit of the holders of Note Obligations and Parity Lien Obligations;

(2)
cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law; and

(3)
deliver to the Joint Collateral Agent an opinion of counsel reasonably satisfactory to the Joint Collateral Agent, confirming as to such Security Document the matters set forth as to the Security Documents and Liens thereunder in the opinions of counsel delivered on behalf of Hexcel to the Initial Purchasers of the notes in connection with the issuance of the notes and, if the property subject to such Security Document is an interest in real estate, such local counsel opinions, title and flood insurance policies, surveys and other supporting documents as the Joint Collateral Agent may reasonably request, provided, however, that no such opinion will be required if in the reasonable judgment of Hexcel the fair market value of all such collateral is less than $1.0 million.

        If Hexcel or any Subsidiary creates or permits to exist any Lien on any Foreign Subsidiary Collateral as security for any Obligations under any Qualified Credit Facility, then Hexcel will, or will cause such Subsidiary to, concurrently grant the Joint Collateral Agent valid, enforceable and perfected Liens upon such Foreign Subsidiary Collateral as security for Note Obligations and Parity Lien Obligations.

  Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries

        Hexcel will not sell any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary to issue or sell shares of its Capital Stock, in each case, other than preferred stock within the meaning of "Qualified Preferred Stock," as defined in the indenture, except:

(1)
to Hexcel or a Wholly Owned Restricted Subsidiary;

(2)
directors' qualifying shares;

(3)
if, immediately after giving effect to the issuance or sale, neither Hexcel nor any of its Subsidiaries own any Capital Stock of the Restricted Subsidiary; or

(4)
if, immediately after giving effect to the issuance or sale, the Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in the Person remaining after giving effect to the issuance or sale would have been permitted to be made under the covenant described under the caption "—Restricted Payments" if made on the date of the issuance or sale.

        The issuance or sale of shares of Capital Stock of any Restricted Subsidiary of Hexcel will not violate the provisions above if the shares are issued or sold in connection with:

(1)
the formation or capitalization of a Restricted Subsidiary which, at the time of the issuance or sale or immediately after the issuance or sale, is a Joint Venture Subsidiary; or

(2)
a single transaction or a series of substantially contemporaneous transactions by which the Restricted Subsidiary becomes a Restricted Subsidiary of Hexcel by reason of the acquisition of securities or assets from another Person.

  Business Activities

        Hexcel will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

  Advances to Restricted Subsidiaries

        All advances to Restricted Subsidiaries made by Hexcel or any Guarantor after the date of the indenture will be evidenced by intercompany notes in favor of Hexcel or such Guarantor. These intercompany notes will be pledged pursuant to the Security Documents to secure the Note Obligations and any Parity Lien Obligations. Each intercompany note will be payable upon demand and will bear interest at the same rate as the notes. A form of intercompany note will be attached as an exhibit to the indenture.

        Hexcel and any Guarantors will not permit any Restricted Subsidiary in respect of which Hexcel or such Guarantor, as applicable, is a creditor by virtue of an intercompany note to Incur any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of such Restricted Subsidiary unless the Indebtedness so incurred is also subordinated in right of payment to all intercompany notes of such Restricted Subsidiary.

  Payments for Consent

        Hexcel will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

        Whether or not required by the Commission's rules and regulations, so long as any notes are outstanding, Hexcel will furnish to the holders of notes, within the time periods specified in the Commission's rules and regulations:

(1)
all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if Hexcel were required to file such reports; and

(2)
all current reports that would be required to be filed with the Commission on Form 8-K if Hexcel were required to file such reports.

        If Hexcel has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Hexcel and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Hexcel.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Hexcel's consolidated financial statements by Hexcel's certified independent accountants. In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, Hexcel will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

        If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, Hexcel is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Hexcel will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. Hexcel agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept Hexcel's filings for any reason, Hexcel will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Hexcel were required to file those reports with the Commission.

        In addition, Hexcel and the Guarantors agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Collateral and Security

  Security Documents

        The payment of the principal of and interest and premium and Special Interest, if any, on the notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by Hexcel pursuant to the notes or by any Guarantor pursuant to the Subsidiary Guarantees, the payment of all other Note Obligations and the performance of all other obligations of Hexcel and its Subsidiaries under the Note Documents are secured as provided in the Security Documents and will be secured by all Security Documents delivered as required or permitted by the indenture. Such security interests will also secure any Parity Lien Obligations.

  Further Assurances

        Hexcel will, and will cause each of its Subsidiaries to, do or cause to be done all acts and things which may be required, or which the Joint Collateral Agent from time to time may reasonably request, to assure and confirm that the Joint Collateral Agent holds, for the benefit of the holders of Note Obligations and Parity Lien Obligations, duly created, enforceable and perfected Liens upon the Collateral as contemplated by the indenture and the Security Documents, so as to render the same available for the security and benefit of the indenture and of the notes, Subsidiary Guarantees and all other Note Obligations and Parity Lien Obligations, according to the intent and purposes herein expressed.

        Upon request of the Joint Collateral Agent at any time and from time to time, Hexcel will, and will cause each of its Subsidiaries to, promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and take such other actions as the Joint Collateral Agent may reasonably request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred as contemplated by the indenture for the benefit of the holders of Note Obligations and the holders of Parity Lien Obligations. If Hexcel or such Subsidiary fails to do so, the Joint Collateral Agent is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and, subject to the indenture, take such other actions in the name, place and stead of Hexcel or such Subsidiary, but the Joint Collateral Agent will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

        Hexcel will comply with the provisions of TIA §314(b).

        To the extent applicable, Hexcel will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of Hexcel except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the trustee.

        To the extent applicable, Hexcel will furnish to the trustee, prior to each proposed release of Collateral pursuant to the Security Documents:

(1)
all documents required by TIA §314(d); and

(2)
an opinion of counsel to the effect that such accompanying documents constitute all documents required by TIA §314(d).

        If any Collateral is released in accordance with the indenture or any Security Document at a time when the trustee is not itself also the Joint Collateral Agent and if Hexcel has delivered the certificates and documents required by the Security Documents and this covenant, the trustee will determine whether it has received all documentation required by TIA §314(d) in connection with such release and, based on such determination and the opinion of counsel delivered pursuant to the indenture, will deliver a certificate to the Joint Collateral Agent setting forth such determination.

  Joint Collateral Agent

        Hexcel will appoint a bank or trust company to serve as Joint Collateral Agent for the benefit of the holders of the notes and the other Parity Lien Obligations from time to time. The Joint Collateral Agent may, but need not be, the same institution serving at any time as trustee under the indenture.

        The Joint Collateral Agent will be subject to such directions as may be given it by the trustee from time to time as required or permitted by the indenture and by any trustee or other representative of any holder of any Parity Lien Obligations. The relative rights with respect to control of the Joint Collateral Agent will be specified in any Joint Collateral Agent Undertaking. Except as directed by the trustee as required or permitted by the indenture or any Joint Collateral Agent Undertaking, the Joint Collateral Agent will not be obligated:

(1)
to act upon directions purported to be delivered to it by any other Person;

(2)
to foreclose upon or otherwise enforce any Note Lien; or

(3)
to take any other action whatsoever with regard to any or all of the Note Liens, Security Documents or Collateral.

  Release of Note Liens

The Note Liens will be released with respect to the notes:

(1)
in whole, upon payment in full of the principal of, accrued and unpaid interest and premium and Special Interest, if any, on the notes and payment in full of all other Note Obligations that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium and Special Interest, if any, are paid;

(2)
in whole, upon satisfaction and discharge of the indenture;

(3)
in whole, upon a legal defeasance or covenant defeasance as set forth under the caption "—Legal Defeasance and Covenant Defeasance;"

(4)
in part, as to any property constituting Collateral that (a) is sold or otherwise disposed of by Hexcel or one of its Subsidiaries in a transaction permitted by the indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of, or (b) is owned or at any time acquired by a Subsidiary that has been released from its Subsidiary Guarantee, concurrently with the release of such Subsidiary Guarantee;

(5)
if such Collateral constitutes all or substantially all of the Collateral, with the consent of at least 66 2/3% in principal amount of the notes (including, without limitation, additional notes, if any) then outstanding notes as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, notes); or

(6)
if such Collateral constitutes less than all or substantially all of the Collateral, with the consent of at least a majority in principal amount of the notes (including, without limitation, additional notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), provided, however, that in the case of paragraphs 4, 5 and 6 above any such release will be conditioned upon the holders of any Parity Lien Obligations also releasing their security interest in such property.

Collateral Sharing With Parity Liens

(1)
Prior to incurring any Parity Lien Debt, Hexcel will deliver to the trustee and the Joint Collateral Agent an officer's certificate stating that:

(a)
Hexcel intends to incur, on a date stated therein, Indebtedness that will constitute Parity Lien Debt;

(b)
no Default or Event of Default exists on the date of such officers' certificate or will exist after giving effect to the incurrence of such Indebtedness;

(c)
Hexcel has appointed the Joint Collateral Agent to hold the security interest on behalf of such Parity Lien Debt in accordance with the Joint Collateral Agent Undertaking and has taken all steps necessary to make such Joint Collateral Agent Undertaking applicable to the Parity Lien Debt;

(d)
Hexcel will, on the date of such incurrence, execute and deliver such additional Security Documents and take all such action as may be necessary to grant or confirm the grant of Collateral to the Joint Collateral Agent as security for all present and future Note Obligations and Parity Lien Obligations, and shall take such action to perfect such security interest such that after giving effect thereto the Joint Collateral Agent will hold as security for all present and future Note Obligations and Parity Lien Obligations, a valid and perfected security interest upon all or substantially all of the Collateral that, immediately prior to giving effect thereto, was subject to the Note Liens;

(e)
the Liens securing such proposed Parity Lien Debt will not be subject or subordinate to any Lien securing Indebtedness other than Liens permitted by clause (9) of the definition of "Permitted Liens;" and

(f)
Hexcel and its Subsidiaries will, on such date, enter into all amendments to the Security Documents then in effect that are necessary to add Parity Lien Obligations to the obligations secured thereby, pursuant to amendments delivered to the Joint Collateral Agent therewith, to be executed on such date by the Joint Collateral Agent and Hexcel or the Subsidiary party to such Security Documents;

(2)
The holders of any Parity Lien Obligations, or a representative on their behalf, shall execute and deliver a contractual undertaking in substantially the form attached to the indenture or the Joint Collateral Agent Undertaking whereby such persons agree to be bound by the lien sharing provisions of the indenture;

(3)
Hexcel will deliver to the trustee and Joint Collateral Agent, as the case may be, opinions of counsel confirming on customary terms:

(a)
the validity and enforceability of the Joint Collateral Agent Undertaking and all additional and amended Security Documents delivered to the Joint Collateral Agent;

(b)
the validity, enforceability and perfection of the Liens granted by such Security Documents;

(c)
that the Note Obligations and Parity Lien Obligations (i) are secured by equal and ratable security interests in the Collateral and (ii) that the holders of any such Parity Lien Obligations or their representative have duly executed and delivered a contractual undertaking in substantially the form attached as an exhibit to the Collateral Agency Agreement whereby such persons agree to be bound by the lien sharing provisions of the indenture and the Joint Collateral Agent Undertaking and that such contractual undertaking is legally binding and enforceable on such holders of Parity Lien Debt; and

  (d)
  the continued perfection of the Note Liens, without loss of priority as against any Lien other than Parity Liens, upon giving effect to the inclusion of such Parity Lien Obligation by the Joint Collateral Agent and any such amendment of the Security Documents, then, subject to the terms of the Joint Collateral Agent Undertaking, the trustee will direct the Joint Collateral Agent to execute and deliver such amendment to the Security Documents, if any, as may be necessary to accomplish the foregoing and the Joint Collateral Agent will countersign the Joinder Agreement thereby confirming that it will hold the Note Liens and all such Security Documents and the Liens granted thereby for the benefit of the holders of the Note Obligations and Parity Lien Obligations on the terms of such Joint Collateral Agent Undertaking.

  Equal and Ratable Lien Sharing by Holders of Notes and Holders of Parity Lien Debt

        Notwithstanding (i) anything to the contrary contained in the Note Documents or any indenture, agreement or instrument governing, evidencing or relating to any Parity Lien Obligations, (ii) the time, order or method of attachment of the Note Liens or the Parity Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors:

(1)
the Note Liens will rank Equally and Ratably with all valid, enforceable and perfected Parity Liens, whenever granted upon any present or future Collateral, but only to the extent such Parity Liens secure Parity Lien Obligations; and

(2)
all proceeds of the Note Liens and Parity Liens shall be allocated and distributed Equally and Ratably on account of the Note Obligations and Parity Lien Obligations.

  Amendment

        No amendment or supplement to the provisions of the indenture governing the sharing of Collateral with Parity Liens will:

(1)
be effective unless set forth in a writing signed by the trustee with the consent of the holders of at least a majority in principal amount of the notes (including, without limitation, additional notes) then outstanding voting as a single class, except that any such amendment which increases the obligations or adversely affects the rights of the holders of notes will be effective only with the consent of the holders of at least 66 2/3% in principal amount of the notes (including, without limitation, additional notes) then outstanding, voting as a single class; or

(2)
be effective without the written consent of Hexcel and, if any Parity Lien Debt is then outstanding, the holders of at least a majority in principal amount of all Parity Lien Debt then outstanding voting as a single class, except that any such amendment which increases the obligations or adversely affects the rights of the holders of Parity Lien Debt will be effective only with the consent of the holders of at least 66 2/3% in principal amount of all Parity Lien Debt then outstanding, voting as a single class.

Any such amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Joint Collateral Agent in its individual capacity will become effective only with the consent of the Joint Collateral Agent.

Intercreditor Provisions Relating to Working Capital Facility Liens

  Equal and Ratable Sharing of Liens on Foreign Subsidiary Collateral

        Notwithstanding (i) anything to the contrary contained in the Note Documents, any indenture, agreement or instrument governing, evidencing or relating to any Parity Lien Obligations or any Obligations in respect of any Qualified Credit Facility, (ii) the time, order or method of attachment of Liens securing any Obligations under any Qualified Credit Facility or any Note Liens or Parity Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Foreign Subsidiary Collateral or proceeds thereof, (iv) the time of taking possession or control over any Foreign Subsidiary Collateral or proceeds thereof or (v) the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors, and regardless of whether Liens upon Foreign Subsidiary Collateral or proceeds thereof are enforced by the Credit Facility Agent or the Joint Collateral Agent or any agent on their behalf:

(1)
to the extent (and only to the extent) attaching to Foreign Subsidiary Collateral and proceeds thereof, all valid, enforceable and perfected Note Liens, all valid, enforceable and perfected Parity Liens and all valid, enforceable and perfected Liens securing Obligations under a Qualified Credit Facility, in each case whenever granted, will rank Equally and Ratably; and

(2)
to the extent (and only extent attributable to Foreign Subsidiary Collateral or the proceeds thereof), the proceeds of all such valid, enforceable and perfected Note Liens, Parity Liens and Liens securing Obligations under a Qualified Credit Facility upon (and only upon) Foreign Subsidiary Collateral and proceeds thereof shall be allocated and distributed Equally and Ratably on account of the Note Obligations, Parity Lien Obligations and Obligations under a Qualified Credit Facility.

        The provisions set forth in clause (1) of the immediately preceding paragraph shall not apply to:

(1)
any Lien upon any property other than Foreign Subsidiary Collateral and proceeds thereof; or

(2)
any payment or distribution to which any Person may become entitled as a creditor of the owner of any Foreign Subsidiary Collateral other than as a result of the enforcement of a Lien upon, or the allowance of a secured claim to the extent predicated solely on a Lien upon, such Foreign Subsidiary Collateral.

  Disclaimer of Consensual Liens

        The Joint Collateral Agent will not claim or enforce any consensual lien upon any Credit Facility Collateral.

        The Credit Facility Agent will not claim or enforce any consensual lien upon any Collateral or Excluded Asset other than (a) Credit Facility Collateral and (b) Foreign Subsidiary Collateral and proceeds thereof.

        The holders of Note Obligations and Parity Lien Obligations shall be entitled to receive and retain, free from any Lien securing Credit Facility Obligations, all payments made in cash by Hexcel or any other Obligor and all amounts received with respect to Note Obligations and Parity Lien Obligations through the exercise of a set-off or other similar right, even if such cash constitutes proceeds of property subject to a Lien securing Credit Facility Obligations.

        The holders of Credit Facility Obligations shall be entitled to receive and retain, free from any Note Lien or Parity Lien thereon, all payments made in cash by Hexcel or any other Obligor and all amounts received with respect to Credit Facility Obligations through the exercise of a set-off or other similar right, even if such cash constitutes proceeds of property subject to a Note Lien or Parity Lien.

        If any cash proceeds of Credit Facility Collateral or Foreign Subsidiary Collateral are converted into, or invested in property subject to Note Liens or Parity Liens at any time when the Joint Collateral Agent has not received written notice from the Credit Facility Agent or any holder of Indebtedness outstanding under a Qualified Credit Facility stating that such Indebtedness has become due and payable in full (whether at maturity, upon acceleration or otherwise), then all Liens upon such cash proceeds securing Credit Facility Obligations shall be released and discharged concurrently with such conversion or investment.

        If any cash proceeds of Collateral are converted into or invested in property subject to Liens securing Credit Facility Obligations at any time when the Credit Facility Agent has not received written notice from the Joint Collateral Agent or any holder of notes or Parity Lien Debt stating that the notes or Parity Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise), then all Note Liens and Parity Liens upon such cash proceeds shall be released and discharged concurrently with such conversion or investment.

        The provisions of this section do not apply to, restrict or affect any judicial lien, including any attachment or judgment lien.

  Consent to License to Use Intellectual Property; Access to Information; Access to Real Property to Process and Sell Inventory

        If so requested at any time by the Credit Facility Agent, the Joint Collateral Agent shall deliver its written consent (given without any representation, warranty or obligation whatsoever) to any grant by any Obligor to the Credit Facility Agent of a non-exclusive royalty-free license to use any patent, trademark or proprietary information of such Obligor that is subject to a consensual Lien held by the Joint Collateral Agent, in connection with the enforcement of any consensual Lien held by the Credit Facility Agent upon any inventory of Hexcel or any Subsidiary and to the extent the use of such patent, trademark or proprietary information is necessary or appropriate, in the good faith opinion of the Credit Facility Agent, to manufacture, produce, complete, remove or sell any such inventory in any lawful manner. Any consent so delivered by the Joint Collateral Agent shall be binding on its successors and assigns, including a purchaser of the patent, trademark or proprietary information subject to such license at a foreclosure sale conducted in foreclosure of any Note Lien or Parity Lien thereon.

        If the Joint Collateral Agent or a purchaser at a foreclosure sale conducted in foreclosure of any Note Lien or Parity Lien takes actual possession of any documentation of Hexcel or a Subsidiary (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the Joint Collateral Agent or the foreclosure purchaser), then upon request of the Credit Facility Agent and reasonable advance notice, the Joint Collateral Agent or such foreclosure purchaser will permit the Credit Facility Agent or its representative to inspect and copy such documentation if and to the extent the Credit Facility Agent certifies to the Joint Collateral Agent that:

(1)
such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the Credit Facility Agent, to the enforcement of the Credit Facility Agent's liens upon any Credit Facility Collateral or Foreign Subsidiary Collateral; and

(2)
the Credit Facility Agent and the lenders under the Credit Facility are entitled to receive and use such information as against Hexcel and the Subsidiaries and their suppliers, customers and contractors and under applicable law and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

        If, upon enforcement of any Note Lien or Parity Lien held by the Joint Collateral Agent, the Joint Collateral Agent or a purchaser at a foreclosure sale conducted in foreclosure of any Note Lien or

Parity Lien takes actual possession of any real property, equipment or fixtures of any Obligor, then, if so requested by the Credit Facility Agent and upon reasonable advance notice, the Joint Collateral Agent or such foreclosure purchaser will allow the Credit Facility Agent and its officers, employees and agents (but not any of its transferees) reasonable and non-exclusive access to and use of such real property, equipment and fixtures, for a period not exceeding 180 consecutive calendar days (the "Processing and Sale Period"), as necessary or reasonably appropriate to manufacture, produce, complete, remove or sell, in any lawful manner, any inventory upon which the Credit Facility Agent holds a Lien, subject to the following conditions and limitations:

(1)
the Processing and Sale Period shall commence on the date the Joint Collateral Agent or, if the Joint Collateral Agent has not take possession, the foreclosure purchaser takes possession of such real property and shall terminate on the earlier of (i) the day which is 180 days thereafter and (ii) the day on which all inventory (other than inventory abandoned by the Credit Facility Agent) has been removed from such real property; and

(2)
each of the Joint Collateral Agent and foreclosure purchaser shall be entitled, as a condition of permitting such access and use, to demand and receive assurances reasonably satisfactory to it that the access or use requested and all activities incidental thereto:

(a)
will be permitted, lawful and enforceable as against Hexcel and the Subsidiaries and their suppliers, customers and contractors and under applicable law and will be conducted in accordance with prudent manufacturing practices; and

(b)
will be adequately insured for damage to property and liability to persons, including property and liability insurance for the benefit of the Joint Collateral Agent and the holders of Note Obligations and Parity Lien Obligations, at no cost to the Joint Collateral Agent or such holders.

        The Joint Collateral Agent and such purchaser (i) shall provide reasonable cooperation, reasonable support and reasonable assistance to the Credit Facility Agent in connection with the manufacture, production, completion, removal and sale of any Credit Facility Collateral by the Credit Facility Agent as provided above and (ii) shall be entitled to receive, from the Credit Facility Agent, fair compensation and reimbursement for their reasonable costs and expenses incurred in connection with such cooperation, support and assistance to the Credit Facility Agent. The Joint Collateral Agent and such purchaser (or its transferee or successor) shall not otherwise be required to manufacture, produce, complete, remove, insure, protect, store, safeguard, sell or deliver any inventory subject to any Lien held by the Credit Facility Agent or to provide any support, assistance or cooperation to the Credit Facility Agent in respect thereof.

  Amendment; Waiver

        No amendment or supplement to the provisions set forth above under the caption "—Intercreditor Provisions Relating to Working Capital Facility Liens" will:

(1)
be effective unless set forth in a writing signed by the trustee with the consent of the holders of at least a majority in principal amount of the notes (including, without limitation, additional notes) then outstanding voting as a single class, except that any such amendment which increases the obligations or adversely affects the rights of the holders of notes will be effective only with the consent of the holders of at least 66 2/3% in principal amount of the notes (including, without limitation, additional notes) then outstanding, voting as a single class;

(2)
become effective at any time when any Credit Facility Obligations are outstanding or committed under any Qualified Credit Facility unless such amendment or supplement is consented to in a writing signed by the Credit Facility Agent acting upon the direction or with the consent of the Majority Lenders; or

(3)
be effective at any time when any Parity Lien Debt is outstanding unless such amendment or supplement is consented to in a writing signed by the holders of at least a majority in principal amount of all Parity Lien Debt then outstanding voting as a single class, except that any such amendment which increases the obligations or adversely affects the rights of the holders of Parity Lien Debt will be effective only with the consent of the holders of at least 66 2/3% in principal amount of all Parity Lien Debt then outstanding, voting as a single class.

        Any such amendment or supplement that:

(1)
imposes any obligation upon Hexcel, imposes any additional obligation upon Hexcel or adversely affects the rights or benefits of Hexcel described under "—Collateral Sharing with Parity Liens" will become effective only with the consent of Hexcel; or

(2)
imposes any obligation upon the Joint Collateral Agent or adversely affects the rights of the Joint Collateral Agent in its individual capacity will become effective only with the consent of the Joint Collateral Agent.

  Enforcement

        The rights and obligations set forth in or arising under the indenture and described under the caption "—Intercreditor Provisions Relating to Working Capital Facility Liens" are enforceable only by the Joint Collateral Agent and Credit Facility Agent under a Qualified Credit Facility against each other (and their respective successors, including, but only to the extent expressly provided herein, a purchaser at a foreclosure sale conducted in foreclosure of Note Liens or Parity Liens) and against the Obligors. No other Person (including holders of Note Obligations, Parity Lien Obligations or Credit Facility Obligations) shall be entitled to enforce any such right or shall be obligated to perform any such obligation; however, such provisions will be binding on the holders of Note Obligations, Parity Lien Obligations and Credit Facility Obligations.

  Relative Rights

        The provisions set forth under the caption "—Intercreditor Provisions Relating to Working Capital Facility Liens" set forth certain relative rights, as lienholders, of the Collateral Agent and the Credit Facility Agent. Nothing in the indenture will:

(1)
impair, as between Hexcel and holders of notes, the obligation of Hexcel, which is absolute and unconditional, to pay principal of, premium and interest and Special Interest, if any, on the notes in accordance with their terms or to perform any other obligation of Hexcel or any other Obligor under the Note Documents;

(2)
affect the relative rights of holders of notes and holders of Parity Lien Obligations or Credit Facility Obligations and other creditors of Hexcel or any of its Subsidiaries;

(3)
restrict the right of any holder of notes or any holder of Parity Lien Obligations or Credit Facility Obligations to sue for payments that are then due and owing;

(4)
prevent the trustee, the Joint Collateral Agent or the Credit Facility Agent or any holder of notes or holder of Parity Lien Obligations or Credit Facility Obligations from exercising against Hexcel or any other Obligor any of its other available remedies upon a default or event of default; or

(5)
restrict the right of the trustee, the Joint Collateral Agent or the Credit Facility Agent or any holder of notes or holder of Parity Lien Obligations or Credit Facility Obligations to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any Obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any Obligor or to assert or enforce any claim, Lien, right or remedy in any voluntary or involuntary bankruptcy case or insolvency or liquidation proceeding.

Events of Default and Remedies

        Each of the following is an Event of Default:

(1)
default for 30 days in the payment when due of interest on, or Special Interest with respect to, the notes;

(2)
default in payment when due of the principal of, or premium, if any, on the notes;

(3)
failure by Hexcel or any of its Subsidiaries to comply with the provisions described under the captions "—Certain Covenants—Merger, Consolidation or Sale of Assets" or "—Certain Covenants—Advances to Restricted Subsidiaries;"

(4)
the failure by Hexcel to comply for 30 days after notice with any of its obligations in the covenants described above under the caption "—Repurchase at the Option of Holders—Change of Control," other than a failure to purchase notes, or under the captions "—Repurchase at the Option of Holders—Asset Sales," other than a failure to purchase notes, "—Certain Covenants—Restricted Payments," "—Certain Covenants—Incurrence of Indebtedness," "—Certain Covenants—Dividend and Other Payment Restricts Affecting Restricted Subsidiaries," "—Certain Covenants—Transactions with Affiliates," "—Certain Covenants—Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," "—Certain Covenants—Business Activities," "—Certain Covenants—Additional Guarantees and Liens" or "—Certain Covenants—Reports;"

(5)
failure by Hexcel or any of its Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture or the Security Documents;

(6)
Indebtedness of Hexcel or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders of the Indebtedness because of a default and the total amount of Indebtedness unpaid or accelerated exceeds $10.0 million;

(7)
any judgment or decree for the payment of money in excess of $10.0 million is entered against Hexcel or a Significant Subsidiary, remains outstanding for a period of 60 days following the judgment and is not discharged, waived or stayed within 10 days after notice;

(8)
any Security Document or any Lien purported to be granted thereby and having a fair market value in excess of $10.0 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in the indenture) to be fully enforceable and perfected;

(9)
Hexcel or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of Hexcel or any Guarantor set forth in or arising under any Security Document;

(10)
except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(11)
certain events of bankruptcy or insolvency described in the indenture with respect to Hexcel or any of its Subsidiaries.

        However, a default under clauses (4), (5) or (7) will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the outstanding notes notify Hexcel of the default and Hexcel does not cure the default within the time specified after receipt of the notice.

        If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest and Special Interest on all the notes to be due and payable. Upon this declaration, the principal, interest and Special Interest, if any, shall be due and payable immediately. If an Event of Default relating to events of bankruptcy, insolvency or reorganization of Hexcel occurs and is continuing, the principal of, interest and Special Interest, if any, on all the notes will become and be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any acceleration with respect to the notes and its consequences.

        Except to enforce the right to receive payment of principal, premium, Special Interest, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)
the holder has previously given the trustee notice that an Event of Default is continuing;

(2)
holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)
the holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)
the trustee has not complied with the request within 60 days; and

(5)
the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with the request within the 60-day period.

        The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, interest or Special Interest, on any note, the trustee may withhold notice if a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders of the notes. In addition, Hexcel is required to deliver to the trustee, after the end of each fiscal year, a certificate indicating whether the signers of the certificate know of any Default that occurred during the previous year. Hexcel also is required to deliver to the trustee, within 30 days after its occurrence, written notice of any event which would constitute a Default, its status and what action Hexcel is taking or proposes to take in respect to the event.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Hexcel or any Guarantor, as such, will have any liability for any obligations of Hexcel or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        Hexcel may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

(1)
the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on such notes from the trust when such payments are due from the trust referred to below;

(2)
Hexcel's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts, duties and immunities of the trustee, and Hexcel's and the Guarantor's obligations in connection therewith; and

(4)
the Legal Defeasance provisions of the indenture.

In addition, Hexcel may, at its option and at any time, elect to have the obligations of Hexcel and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)
Hexcel must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Special Interest, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Hexcel must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, Hexcel has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Hexcel has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, Hexcel has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Hexcel or any of its Subsidiaries is a party or by which Hexcel or any of its Subsidiaries is bound;

(6)
Hexcel must deliver to the trustee an officers' certificate stating that the deposit was not made by Hexcel with the intent of preferring the holders of notes over the other creditors of Hexcel with the intent of defeating, hindering, delaying or defrauding creditors of Hexcel or others; and

(7)
Hexcel must deliver to the trustee an officers' certificate and an opinion of counsel reasonably acceptable to the trustee, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        The Collateral will be released in whole as provided above under the caption "—Security" upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described in this section.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). An amendment or supplement to, or waiver of, the provisions of the indenture described above under the caption "—Intercreditor Provisions Relating to Working Capital Facility Liens" will become effective only as set forth under the caption "—Intercreditor Provisions Relating to Working Capital Facility Liens—Amendment; Waiver."

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1)
reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

(3)
reduce the rate of or change the time for payment of interest on any note;

(4)
waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)
make any note payable in money other than that stated in the notes;

(6)
make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Special Interest, if any, on the notes;

(7)
waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

(8)
release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; and

(9)
release any Collateral from the obligations created by the Security Documents except as provided in the Security Documents.

        In addition, no amendment or supplement to the provisions of the Security Documents described above under "—Security" will impose any obligation on the trustee or adversely affect the rights of the trustee in its individual capacity without the consent of the trustee.

        Notwithstanding the preceding, without the consent of any holder of notes, Hexcel, the Guarantors and the trustee may amend or supplement the indenture, the Subsidiary Guarantees, the notes or any Security Documents:

(1)
to cure any ambiguity, defect or inconsistency;

(2)
to provide for uncertificated notes in addition to or in place of certificated notes;

(3)
to provide for the assumption of Hexcel's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Hexcel's assets;

(4)
to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)
to make, complete or confirm any grant of Collateral permitted or required by the indenture or Security Documents or any release of Collateral that becomes effective as set forth in the indenture or Security Documents;

(6)
to conform the text of the indenture, the Subsidiary Guarantees, the Security Documents or the notes to any provision of this description of notes to the extent that such provision in this description of notes was intended to be a verbatim recitation of a provision of the indenture, the Subsidiary Guarantees, the Security Documents or the notes;

(7)
to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(8)
reflect any waiver or termination of any right arising under the provisions of the indenture set forth under "—Collateral Sharing With Parity Liens" that otherwise would be enforceable by any holder of a Parity Lien Obligation or Parity Lien, if such waiver or termination is set forth or provided in the indenture or agreement governing or giving rise to such Parity Lien Obligation or Parity Lien; provided, that no such waiver or amendment pursuant to this clause (8) shall adversely affect the rights of holders of notes; or

(9)
to make any amendment or supplement approved in accordance with the description under "—Intercreditor Provisions Relating to Working Capital Facility Liens—Amendment; Waiver".

        The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment.

        After an amendment under the indenture becomes effective, Hexcel is required to mail to holders of the notes a notice briefly describing the amendment. However, the failure to give notice to all holders of the notes, or any defect in the notice, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)
either:

(a)
all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Hexcel, have been delivered to the trustee for cancellation; or

(b)
all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Hexcel or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Hexcel or any Guarantor is a party or by which Hexcel or any Guarantor is bound;

(3)
Hexcel or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)
Hexcel has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, Hexcel must deliver an officers' certificate and an opinion of counsel reasonably acceptable to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of Hexcel or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture and the Security Documents without charge by writing to Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, 06901, Attention: Investor Relations.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Hexcel takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised Hexcel that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised Hexcel that, pursuant to procedures established by it:

(1)
upon deposit of one or more global notes, in definitive, fully registered form without interest coupons (each a "Global Note"), DTC will credit the accounts of the appropriate Participants with portions of the principal amount of the Global Notes; and

(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Hexcel and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Hexcel, the trustee nor any agent of Hexcel or the trustee has or will have any responsibility or liability for:

(1)
any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised Hexcel that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Hexcel. Neither Hexcel nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Hexcel and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised Hexcel that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Hexcel nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

(1)
DTC (a) notifies Hexcel that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Hexcel fails to appoint a successor depositary;

(2)
Hexcel, at its option, notifies the trustee in writing that it elects to cause the issuance of Certificated Notes; or

(3)
there has occurred and is continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear a customary restrictive legend unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

        Hexcel will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. Hexcel will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. Hexcel expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Hexcel that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Affiliate" means:

(1)
any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person; or

(2)
any other person who is a director or officer (A) of such specified person, (B) of any Subsidiary of such specified person or (C) of any person described in clause (1).

        For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under the captions "—Repurchase at the Option of the Holders—Asset Sales" and "—Certain Covenants—Affiliate Transactions "only, "affiliate" shall also mean any beneficial owner of capital stock representing 10% or more of the total voting power of the voting stock (on a fully diluted basis) of Hexcel or of rights or warrants to purchase such capital stock (whether or not currently exercisable) and any person who would be an affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Asset Sale" means any direct or indirect sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers, conveyances or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by Hexcel or any Restricted Subsidiary (including any disposition by means of a merger, consolidation or similar transaction) involving an amount in excess of $3.0 million other than:

(1)
a disposition by a Restricted Subsidiary to Hexcel, by Hexcel or a Restricted Subsidiary to a Restricted Subsidiary or between Restricted Subsidiaries;

(2)
a disposition of property or assets at fair market value in the ordinary course of business and consistent with past practices of Hexcel or any of its Restricted Subsidiaries, as applicable (including sales of products to customers, disposition of excess inventory and dispositions of used or replaced equipment);

(3)
the disposition or grant of licenses to third parties in respect of intellectual property;

(4)
a sale or disposition of assets for the purpose of forming any Joint Venture, in exchange for an interest in such Joint Venture;

(5)
the sale or other disposition of Equity Interests held by Hexcel on the date of the indenture in Asahi-Schwebel Co., Ltd.;

(6)
the sale of Specified Properties;

(7)
a disposition by Hexcel or any Subsidiary of assets within 24 months after such assets were directly or indirectly acquired as part of an acquisition of other properties or assets (including Capital Stock) (the "Primary Acquisition"), if the assets being disposed of are "non-core" assets (as determined in good faith by a majority of the Board of Directors) or are required to be disposed of pursuant to any law, rule or regulation or any order of or settlement with any court or governmental authority, and the proceeds therefrom are used within 18 months after the date of sale to repay any Indebtedness Incurred in connection with the Primary Acquisition of such assets;

(8)
for purposes of the covenant described under the caption "—Repurchase at the Option of Holders—Asset Sales" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under the caption "—Certain Covenants—Restricted Payments;" or

(9)
an Asset Sale that also constitutes a Change of Control; provided, however, that Hexcel complies with all of its obligations described under the caption "—Repurchase at the Option of Holders—Change of Control."

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "Person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "Person" will be deemed to have beneficial ownership of all securities that such "Person" has the right to acquire by conversion or exercise of other securities, whether or not such right is exercisable immediately. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means the board of directors of Hexcel or any committee thereof duly authorized to act on behalf thereof.

        "Borrowing Base" means, as of any date, an amount equal to:

(1)
85% of the face amount of all accounts receivable owned by Hexcel and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 180 days past due; plus

(2)
85% of the then most recently reported net book value of all inventory owned by Hexcel and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date; provided that the amount of this clause (2) shall not exceed 55% of the Borrowing Base on any date of calculation.

        "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP. The Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" means:

(1)
in the case of a corporation, corporate stock;

(2)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)
in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

(1)
United States dollars;

(2)
investments in U.S. government obligations;

(3)
investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $50.0 million (or the U.S. dollar equivalent thereof) and whose long-term debt is rated "A-" or higher (or such equivalent rating), at the time as of which any investment therein is made, by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act);

(4)
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (2) above entered into with a bank meeting the qualifications described in clause (3) above, at the time as of which any investment therein is made;

(5)
investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an affiliate of Hexcel) organized and in existence under the laws of the United States of America or any foreign country with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group; and

(6)
investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at the time as of which any investment therein is made at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

        "Clark-Schwebel Lease" means the Lease Agreement dated as of September 15, 1998 between CSI Leasing Trust, William J. Wade and Hexcel CS Corporation.

        "Collateral" means property in which Hexcel or any other Obligor now or hereafter has rights (or the power to transfer a security interest) that is subject to a Note Lien.

        "Collateral Agency Agreement" means the Collateral Agency Agreement dated March 19, 2003 among Hexcel, the Joint Collateral Agent and the representative of Parity Lien Debt.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)
if Hexcel or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall calculated after giving effect on a pro forma basis to (a) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and (b) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(2)
if Hexcel or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if Hexcel or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)
if since the beginning of such period Hexcel or any Restricted Subsidiary shall have made any Asset Sale, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Hexcel or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Hexcel and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Hexcel and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)
if since the beginning of such period Hexcel or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(5)
if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Hexcel or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, any Investment or acquisition of assets requiring an adjustment pursuant to clause (3) or (4) above if made by Hexcel or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Hexcel. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate protection agreement applicable to such Indebtedness if such interest rate protection agreement has a remaining term as at the date of determination in excess of 12 months).

        "Consolidated Interest Expense" means, for any period, the sum of, without duplication:

(1)
total interest expense of Hexcel and its consolidated Restricted Subsidiaries for such period, including, to the extent not otherwise included in such interest expense, and to the extent Incurred by Hexcel or its Restricted Subsidiaries in such period, without duplication:

(a)
interest expense attributable to Capital Lease Obligations;

(b)
amortization of debt discount and debt issuance cost;

(c)
amortization of capitalized interest;

(d)
non-cash interest expense;

(e)
accrued interest;

(f)
amortization of commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

(g)
interest actually paid by Hexcel or any such Restricted Subsidiary under any guarantee of Indebtedness of any other Person; and

(h)
net payments, if any, made pursuant to interest rate protection agreements (including amortization of fees);

(2)
preferred stock dividends paid during such period in respect of all preferred stock of Restricted Subsidiaries of Hexcel held by Persons other than Hexcel; and

(3)
cash contributions made during such period to any employee stock ownership plan or other trust for the benefit of employees to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Hexcel) in connection with Indebtedness Incurred by such plan or trust to purchase Capital Stock of Hexcel.

        Notwithstanding the foregoing, in no event will:

(1)
any non-cash dividends or distributions payable on Hexcel's Convertible Preferred Stock; or

(2)
the accretion or amortization of original issue discount on Hexcel's series B convertible preferred stock,

be included in the calculation of Consolidated Interest Expense.

        "Consolidated Net Income" means, for any period, the net income (loss) of Hexcel and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(1)
any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a)
Hexcel's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Person during such period to Hexcel or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(b)
Hexcel's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2)
any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Hexcel, except that:

(a)
Hexcel's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Hexcel or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)
Hexcel's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3)
any gain (but not loss) realized upon the sale or other disposition of any assets of Hexcel, its consolidated Subsidiaries or any other Person which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)
any extraordinary gain or loss;

(5)
cumulative effect of a change in accounting principles;

(6)
compensation expense related to the issuance of stock incentives pursuant to the Plans;

(7)
gains or losses from the early retirement or extinguishment of Indebtedness; and

(8)
restructuring charges, write-downs and reserves (to the extent not included in clause (4) above) taken by Hexcel or its Restricted Subsidiaries prior to December 31, 2003 pursuant to the Restructuring Plan, provided that, the aggregate amount of any such charges, write-downs or reserves shall not in the aggregate exceed $7.5 million and any charges paid in excess of such amount or after December 31, 2003 shall be included in the calculation of Consolidated Net Income for the period when such charges are paid.

        Notwithstanding the foregoing, for the purposes of the covenant described under the caption "—Certain Covenants—Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Hexcel or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) of the first paragraph thereof.

        "Convertible Preferred Stock" means Hexcel's series A and series B convertible preferred stock.

        "Credit Facilities" means:

(1)
one or more credit agreements, loan agreements, indentures or similar agreements providing for working capital advances, term loans, notes, letter of credit facilities or similar advances, loans, notes or facilities to Hexcel, any Restricted Subsidiary, domestic or foreign, or any or all of such persons, including, without limitation, the New Senior Credit Facility, as the same may be amended, modified, restated or supplemented from time to time, or any other indebtedness referred to in clause (1) of the second paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness;" and

(2)
any one or more agreements governing advances, notes, loans or facilities provided to refund, refinance, replace or renew (including subsequent or successive refundings, financings, replacements and renewals) Indebtedness under the agreement or agreements referred to in the foregoing clause (1), as the same may be amended, modified, restated or supplemented from time to time.

        "Credit Facility Agent" means, at any time in respect of any Qualified Credit Facility, the administrative agent, collateral agent or collateral trustee for holders of Obligations under such Qualified Credit Facility which holds the Liens securing such Obligations.

        "Credit Facility Collateral" means, at any time in respect of any Qualified Credit Facility:

(1)
inventory (as defined in Article 9 of the New York Uniform Commercial Code), whether now owned or hereafter acquired, and the cash and non-cash proceeds thereof, and all rights under any existing or future policy of property loss or casualty insurance on such inventory, together with the cash proceeds thereof;

(2)
accounts (as defined in Article 9 of the New York Uniform Commercial Code), whether now existing or hereafter arising, but only to the extent that such accounts are:

(a)
rights to payment for goods sold or services rendered (whether or not such goods or services conform to the contract), or

(b)
rights to payment for goods to be sold or services to be rendered, but only, at any time, to the extent inventory (whether consisting of raw materials, work-in-process or finished goods) is then on hand that may, upon completion of manufacture, be delivered for such sale, in the case of each of paragraphs (1) and (2), together with all rights under the contract for such sale relating to or affecting the creation or collection of such account or the completion or sale of such inventory, together with all Liens, letters of credit, guarantees and other obligations securing or supporting such accounts, together with the cash and non-cash proceeds thereof;

(3)
money, deposit accounts (as defined in Article 9 of the New York Uniform Commercial Code) and deposits therein and Cash Equivalents, except (i) the Asset Sale Proceeds Account and deposits therein and (ii) money, deposit accounts, deposits and Cash Equivalents (whether held directly or in securities accounts) constituting identifiable proceeds of Collateral; and

(4)
property of a Foreign Subsidiary owned by a Foreign Subsidiary, whenever held, acquired or arising, but only if and to the extent securing Indebtedness permitted by clause (2) of the second paragraph under the caption "—Certain Covenants—Incurrence of Indebtedness."

        "Credit Facility Indebtedness" means any and all Indebtedness and other amounts payable under or in respect of the Credit Facilities including principal, premium (if any), interest (including interest accruing at the contract rate specified in the Credit Facilities (including any rate applicable upon default) on or after the filing of any petition in bankruptcy, or the commencement of any similar state, federal or foreign reorganization or liquidation proceeding, relating to Hexcel and interest that would accrue but for the commencement of such proceeding whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

        "Credit Facility Obligations" means Indebtedness under a Qualified Credit Facility permitted to be incurred under clauses (1), (2) or (11) of the second paragraph under the caption "—Certain Covenants—Incurrence of Indebtedness" and other Obligations (not constituting Indebtedness) under such Credit Facility (which may, but need not, include Hedging Obligations and obligations under deposit account services agreements and cash management contracts with any lender that is or at any time was party to such Credit Facility or any of its Affiliates).

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock or (3) is mandatorily redeemable or must be purchased, upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the notes described under the caption "—Repurchase at the Option of the Holders" and (2) any such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant thereto; and provided, further, however, that neither of Hexcel's series A preferred stock nor its series B preferred stock shall be deemed to be Disqualified Stock.

        "Domestic Foreign Holding Company" means any Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia or that owns, directly or indirectly, the stock of one or more Foreign Subsidiaries; provided that the fair market value of the gross assets of such Subsidiary (not including the portion of such fair market value which is attributable to (x) the stock of any Foreign Subsidiary owned, directly or indirectly, by such Subsidiary and (y) any asset held directly by such Subsidiary for less than 31 calendar days) does not exceed $1.0 million.

        "Domestic Subsidiary" means any Restricted Subsidiary of Hexcel that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Hexcel; provided, however, that a Domestic Foreign Holding Company shall not constitute a Domestic Subsidiary.

        "EBITDA" for any period for any Person means the sum of Consolidated Net Income plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(1)
all income tax expense of such Person and its consolidated Restricted Subsidiaries for such period;

(2)
Consolidated Interest Expense for such period;

(3)
depreciation expense and amortization expense of such Person and its consolidated Restricted Subsidiaries for such period (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); and

(4)
all other non-cash items of such Person and its consolidated Restricted Subsidiaries for such period (including any amounts recorded as compensation expense related to the issuance of stock incentives pursuant to the Plans but excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) reducing Consolidated Net Income less all non-cash items increasing Consolidated Net Income for such period.

        Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

        "Equally and Ratably" means:

(1)
in reference to sharing of Liens upon Foreign Subsidiary Collateral or proceeds thereof as between the holders of Credit Facility Obligations under a Qualified Credit Facility, on the one hand, and holders of Note Obligations and Parity Lien Obligations, on the other hand, that:

(a)
such Liens and proceeds shall be allocated and distributed first to the Credit Facility Agent for account of the holders of Indebtedness constituting Credit Facility Obligations under the Qualified Credit Facility, on the one hand, and to the Joint Collateral Agent for account of the holders of notes and all Parity Lien Debt (if any), on the other hand, ratably in proportion to the Credit Facility Obligations included in the Credit Facilities Sharing Amount, outstanding on the Sharing Ratio Determination Date, on the one hand, and the principal of and interest and premium (if any) on the notes and all other Parity Lien Debt, outstanding on the Sharing Ratio Determination Date, on the other hand,

(i)
and if, giving effect to payments of any such principal, interest and premium from any other source:

(x)
an amount sufficient to pay in full the Credit Facility Obligations included in the Credit Facility Sharing Amount has been so allocated and distributed to the Credit Facility Agent but any principal, interest or premium remains outstanding on the notes or Parity Lien Debt, then thereafter such Liens and proceeds shall next be allocated and distributed exclusively to the Joint Collateral Agent for account of the holders of notes and Parity Lien Debt in an amount sufficient to pay in full all the remaining principal, interest and premium outstanding on the notes and Parity Lien Debt; and

(y)
an amount sufficient to pay in full the principal, interest and premium of the notes and Parity Lien Debt has been so allocated and distributed to the Joint Collateral Agent but any Credit Facility Obligations included in the Credit Facility Sharing Amount remain outstanding, then thereafter such Liens and proceeds shall next be allocated and distributed exclusively to the Credit Facility Agent for account of the holders of such Credit Facility Obligations included in the Credit Facility Sharing Amount in an amount sufficient to pay in full all remaining principal, interest and premium outstanding on such Credit Facility Obligations; and thereafter;

(b)
such Liens and proceeds (if any remain after payment in full of all Credit Facility Obligations included in the Credit Facility Sharing Amount and all of the principal of and interest and premium on the notes and all Parity Lien Debt) shall be allocated and distributed to the Credit Facility Agent for account of the holders of any remaining Credit Facility Obligations under the Qualified Credit Facility, on the one hand, and to the Joint Collateral Agent for account of the holders of any remaining Note Obligations and Parity Lien Obligations, on the other hand, ratably in proportion to the aggregate unpaid amount of such remaining Credit Facility Obligations under the Qualified Credit Facility due and demanded (with written notice to the Credit Facility Agent, the trustee and the Joint Collateral Agent) prior to the date such distribution is made, on the one hand, and the aggregate unpaid amount of such remaining Note Obligations and Parity Lien Obligations due and demanded (with written notice to the Credit Facility Agent, the trustee and the Joint Collateral Agent) prior to the date such distribution is made, on the other hand; and

(2)
in reference to sharing of any Liens, guarantees, supporting obligations or loss sharing rights or proceeds thereof as between the holders of Note Obligations, on the one hand, and Parity Lien

  Obligations, on the other hand, that such Liens, guarantees, supporting obligations or loss sharing rights or proceeds:

  (a)
  shall be allocated and distributed first to the trustee for account of the holders of notes, on the one hand, and to an agent or representative appointed by and acting as paying agent for the holders of Parity Lien Debt, on the other hand, ratably in proportion to the principal of and interest and premium (if any) outstanding on the notes when the allocation or distribution is made, on the one hand, and the principal of and interest and premium (if any) outstanding on the Parity Lien Debt when the allocation or distribution is made, on the other hand; and thereafter

  (b)
  shall be allocated and distributed (if any remain after payment in full of all of the principal of and interest and premium on the notes and the Parity Lien Debt) to the Trustee for account of the holders of any remaining Note Obligations, on the one hand, and to such paying agent for account of the holders of any remaining Parity Lien Obligations, on the other hand, ratably in proportion to the aggregate unpaid amount of such remaining Note Obligations due and demanded (with written notice to the trustee and the Joint Collateral Agent) prior to the date such distribution is made, on the one hand, and the aggregate unpaid amount of such remaining Parity Lien Obligations due and demanded (with written notice to the trustee and the Joint Collateral Agent) prior to the date such distribution is made, on the other hand.

          For the purposes of clause (1) in this definition, (A) the "Credit Facility Sharing Amount" shall consist solely of reimbursement obligations in respect of letters of credit that are outstanding on the Sharing Rate Determination Date, the principal of and interest and premium (if any) of Indebtedness, including the amount of any unfunded revolver commitments that are funded within 30 calendar days of the Sharing Rate Determination Date, constituting Credit Facility Obligations under a Qualified Credit Facility and Hedging Obligations (included at the termination value thereof) and Obligations under deposit account services agreements and cash management contracts with any lender that is or at any time was party to such Qualified Credit Facility or any of its Affiliates; and (B) the "Sharing Ratio Determination Date" shall be the 30th day following the earliest date on which the Indebtedness under the Qualified Credit Facility has first become due and payable in full, the notes have first become due and payable in full, or any Parity Lien Debt has first become due and payable in full, in each case at maturity, by acceleration or otherwise provided, however, that in the event that any Hedging Obligation is terminated within five business days after the earliest such date, the Sharing Ratio Determination Date for such Hedging Obligation shall be such termination date otherwise it shall be the earliest such date.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means an offering of common stock of Hexcel pursuant to an effective registration statement under the Securities Act or in a valid private placement.

        "Excluded Assets" means:

(1)
Credit Facility Collateral;

(2)
any lease of premises used only as office space or to warehouse inventory;

(3)
an equity interest in a joint venture or any holding company holding such equity interest that is not a Subsidiary of Hexcel, if and for as long as the creation of a lien on such equity interest or the equity interests of such holding company is prohibited by the agreement or agreements governing the joint venture;

(4)
any fee interest in real estate that, in the good faith judgment of Hexcel, has a fair market value of less than $1.0 million;

(5)
the portion of the voting stock of a Foreign Subsidiary that would, if subjected to the Note Liens, cause the aggregate voting stock of such Foreign Subsidiary subject to the Note Liens to exceed 65% of the aggregate outstanding voting stock of such Foreign Subsidiary, but only if, to the extent that and for as long as the amount exceeding 65% of such voting stock is not subject to any Lien securing any Indebtedness or Obligations other than the notes and Note Obligations;

(6)
personal property on which by law a perfected security interest cannot be created;

(7)
personal property (such as copyrights, vessels, vehicles or aircraft) as to which a security interest can be created that must be perfected other than by the filing of a financing statement and which has, in the good faith judgment of Hexcel, an aggregate fair market value, for all such personal property, of less than $1.0 million;

(8)
rights as licensee under any license of patents, trademarks or other intellectual property, if, to the extent that and for as long as the creation of a Note Lien on such rights is prohibited by the agreement granting such license;

(9)
any lease, license, contract, property rights or agreement to which Hexcel or any Domestic Subsidiary is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of Hexcel or any Domestic Subsidiary therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above;

(10)
any asset subject to a Lien permitted by clause (6), (7) or (9) of the definition of "Permitted Lien;"

(11)
the lease of Hexcel's existing manufacturing facility located in Gilbert, Arizona until such time as such facility is used by Hexcel or any of its Subsidiaries in manufacturing operations;

(12)
the Clark-Schwebel Lease and assets subject thereto until such time as all Obligations under the Clark-Schwebel Lease have been relieved and released;

(13)
(i) Hexcel's unimproved parcel of land located in Livermore, California unless such parcel is not sold pursuant to the Agreement for Purchase and Sale of Real Property and Escrow Instructions dated April 10, 2002, between Hexcel Corporation and Northbrook Homes, LLC, and The DeSilva Group, LLC as amended or as amended and restated and (ii) Hexcel's manufacturing plant located in Kent, Washington unless such property is not sold prior to December 31, 2003;

(14)
Hexcel's manufacturing facilities located in Lancaster, Ohio and Clearwater, Florida, and the portion of Hexcel's manufacturing facility located in Casa Grande, Arizona that is leased by Hexcel;

(15)
any leases of property (a) entered into in connection with or otherwise resulting from an acquisition by Hexcel or any Domestic Subsidiary of any Person or assets or (b) entered into in connection with an expansion or extension of Hexcel's or any Domestic Subsidiary's business and, in the case of clause (a) or (b), that require a landlord's consent to the security interest if despite Hexcel's commercially reasonable efforts Hexcel or such Domestic Subsidiary is unable to obtain such consent; provided, however, that any lease resulting from the transfer of leasehold interests or other assets held by Hexcel or any Domestic Subsidiary that are not Excluded Assets shall not be Excluded Assets by reason of this clause (15);

(16)
the patents and patent applications set forth on Schedule VIII(A) to the Pledge and Security Agreement dated as of March 19, 2003, among Hexcel, Clark-Schwebel Holding Co., Clark-Schwebel Corporation, CS Tech-Fab Holding, Inc., Hexcel International, Hexcel Pottsville Corporation and HSBC Bank USA;

(17)
the patents and patent applications set forth on Schedule VII(B) to the Pledge and Security Agreement dated as of March 19, 2003, among Hexcel, Clark-Schwebel Holding Co., Clark-Schwebel Corporation, CS Tech-Fab Holding, Inc., CS Tech-Fab Holding, Inc., Hexcel International, Hexcel Pottsville Corporation and HSBC Bank USA (the "Restricted Patents"), if and only for so long as the grant of a security interest in any Restricted Patent shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any agreement relating to such Restricted Patent (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law) then such Restricted Patent shall not constitute Collateral hereunder; provided, however that the security interest shall attach immediately (and such Restricted Patent shall constitute Collateral hereunder) at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such Restricted Patent that does not result in any of the consequences specified in (i) or (ii); and

(18)
the outstanding voting stock of Clark-Schwebel Holding Corp., CS Tech-Fab Holding, Inc., Hexcel Technologies, Inc. and Clark-Schwebel Corporation.

        "Existing Indebtedness" means Indebtedness of Hexcel and its Subsidiaries (other than Indebtedness under the New Senior Credit Facility) in existence on the date of the indenture, until such amounts are repaid.

        "Existing Joint Ventures" means:

(1)
Clark-Schwebel Tech-Fab Company;

(2)
BHA Aero Composite Parts, Co., Ltd.

(3)
Asian Composites Manufacturing Sdn Bhd;

(4)
Hexcel-DIC Partnership;

(5)
CS Interglas AG; and

(6)
Asahi-Schwebel Co., Ltd.

        "Financing Transactions" means:

(1)
the issuance and sale of 77,875 shares of Hexcel's series A convertible preferred stock and 77,875 shares of Hexcel's series B convertible preferred stock to affiliates of Berkshire Partners LLC and Greenbriar Equity Group LLC for approximately $77.9 million in cash (before giving effect to fees and expenses);

(2)
the issuance and sale of 47,125 shares of Hexcel's series A convertible preferred stock and 47,125 shares of Hexcel's series B convertible preferred stock to affiliates of The Goldman Sachs Group, Inc. for approximately $47.1 million in cash (before giving effect to fees and expenses);

(3)
the execution and delivery of the New Senior Credit Facility and satisfaction of all conditions of effectiveness and funding conditions therein set forth; and

(4)
application of the net proceeds Hexcel receives from the sale of the notes for repayment of the Second Amended and Restated Credit Agreement, dated as of September 15, 1998, by and among Hexcel and certain of its subsidiaries as borrowers, the lenders from time to time parties thereto, Citibank, N.A. as documentation agent, and Credit Suisse First Boston as lead arranger and as administrative agent for the lenders and repayment of $46.9 principal amount of Hexcel's 7% Convertible Subordinated Notes due 2003.

        "Foreign Subsidiary" means a Subsidiary that is incorporated in a jurisdiction other than, and the majority of the assets of which are located outside of, the United States, a State thereof and the District of Columbia.

        "Foreign Subsidiary Collateral" means

(1)
equity interests in Foreign Subsidiaries and intercompany loans to and other claims against Foreign Subsidiaries, whenever owned, acquired or arising owned by Hexcel or any Domestic Subsidiary, and

(2)
property of any Foreign Subsidiary, whenever owned, acquired or arising, except to the extent the same constitutes Credit Facility Collateral.

        "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

        "Governance Agreement" means the Amended and Restated Governance Agreement, dated as of March 19, 2003, among Hexcel, LXH, L.L.C., LXH II, L.L.C., GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 Employee Fund, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG and Stone Street Fund 2000, L.P., as the same may be amended, modified, restated or supplemented from time to time.

        "guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person:

(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)
entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "guarantee" shall not include:

(1)
endorsements for collection or deposit in the ordinary course of business; or

(2)
obligations, warranties and indemnities, not with respect to Indebtedness of any person, that have been or are undertaken or made in the ordinary course of business or in connection with any Asset Sale permitted by the covenant described under the caption "—Repurchase at the Option of Holders—Asset Sales" and not for the benefit of or in favor of an affiliate of Hexcel or any of its Subsidiaries.

        The term "guarantee" used as a verb has a corresponding meaning.

        "Guarantors" means each of:

(1)
Clark-Schwebel Holding Corp.;

(2)
Clark-Schwebel Corporation;

(3)
CS Tech-Fab Holding, Inc.

(4)
Hexcel Pottsville Corporation;

(5)
any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture,

and their respective successors and assigns.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate protection agreement or currency exchange protection agreement or other similar agreement or arrangement involving interest rates, currencies, commodities or otherwise.

        "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; provided, further, that any amendment, modification or waiver of any provision of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of Indebtedness as long as such amendment, modification or waiver does not:

(1)
increase the principal or premium thereof or interest rate thereon;

(2)
change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed; or

(3)
if such Indebtedness is contractually subordinated in right of payment to the notes or the Subsidiary Guarantees, modify or affect, in any manner adverse to the holders, such subordination.

        The term "Incurrence" when used as a noun shall have a correlative meaning.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

(1)
the principal of and premium (if any such premium is then due and owing) in respect of (a) Indebtedness of such Person for money borrowed; and (b) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)
all Capital Lease Obligations of such Person;

(3)
all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)
all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5)
the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person, or with respect to any Subsidiary of such Person, the liquidation preference with respect to any preferred stock (but excluding, in each case, any accrued dividends);

(6)
all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

(7)
all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(8)
to the extent not otherwise included in this definition, Hedging Obligations of such Person.

        For purposes of this definition, the obligation of such Person with respect to the redemption, repayment or repurchase price of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such stock as if such stock were redeemed, repaid or repurchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture; provided, however, that if such stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such stock as reflected in the most recent financial statements of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the amount of liability required by GAAP to be accrued or reflected on the most recently published balance sheet of such Person; provided, however, that:

(1)
the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

(2)
Indebtedness shall not include any liability for federal, state, local or other taxes.

        "Intercreditor Agreement" means the Intercreditor and Agency Agreement, dated March 19, 2003, among the Joint Collateral Agent, the Trustee, Fleet Capital Corporation as the Administrative Agent for the lenders and Fleet Capital Corporation as Intercreditor Agent and Security Trustee (as such agreement may be amended, modified, supplemented or restated).

        "Investment" by any Person in any other Person means any direct or indirect advance, loan (other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such former Person) or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such latter Person that are or would be classified as investments on a balance sheet of such former Person prepared in accordance with GAAP. In determining the amount of any Investment in respect of any property or assets other than cash, such property or asset shall be valued at its fair market value at the time of such Investment (unless otherwise specified in this definition), as determined in good faith by the Board of Directors. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under the caption "—Certain Covenants—Restricted Payments,"

(1)
"Investment" shall include the portion (proportionate to Hexcel's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Hexcel at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Hexcel shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) Hexcel's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Hexcel's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)
any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

        "Joint Collateral Agent" means a bank or trust company that:

(1)
is authorized to exercise corporate trust powers;

(2)
is reasonably satisfactory to the trustee; and

(3)
has been appointed by Hexcel and has agreed, pursuant to a Joint Collateral Agent Undertaking, to act as collateral agent for the equal and ratable benefit of all present and future holders of notes and Parity Lien Debt, whenever incurred, and also for the benefit of the present and future holders of all other Note Obligations and Parity Lien Obligations, in its capacity as such collateral agent, and any successor in such capacity. The Joint Collateral Agent is currently HSBC Bank USA.

        "Joint Collateral Agent Undertaking" means a declaration of trust for a collateral trust, a collateral trust agreement or a collateral agency agreement executed and delivered by Hexcel and the Joint Collateral Agent on customary terms reasonably satisfactory to the trustee, which shall include assumption by the Joint Collateral Agent of all of the obligations of the Joint Collateral Agent set forth in or arising under the indenture.

        "Joint Venture" means the Existing Joint Ventures, and any other joint venture, partnership or other similar arrangement whether in corporate, partnership or other legal form which is formed by Hexcel or any Restricted Subsidiary and one or more Persons which own, operate or service a Permitted Business.

        "Joint Venture Subsidiary" means a Restricted Subsidiary formed by Hexcel or any Restricted Subsidiary and one or more Persons which own, operate or service a Permitted Business.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Majority Lenders" means, at any time in respect of any Qualified Credit Facility, lenders party thereto then holding or committed to provide at least a majority in principal amount of the aggregate loans, letters of credit and other extensions of credit outstanding or committed thereunder.

        "Net Available Cash" from an Asset Sale means the aggregate amount of cash received in respect of an Asset Sale (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of:

(1)
all legal, accounting, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale;

(2)
all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(3)
all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or Joint Ventures as a result of such Asset Sale;

(4)
any amount of cash required to be placed in escrow by one or more parties to a transaction relating to contingent liabilities associated with an Asset Sale until such cash is released to Hexcel or a Restricted Subsidiary; and

(5)
the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sales, all as determined in conformity with GAAP, retained by Hexcel or any Restricted Subsidiary after such Asset Sale.

        "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, printing costs, underwriters' or placement agents' fees, discounts or commissions and brokerage, stock exchange listing fees, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "New Senior Credit Facility" means that certain Credit Agreement, by and among Hexcel and the lenders thereunder, providing for up to $115.0 million of revolving credit borrowings and letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

        "Non-Recourse Debt" means Indebtedness:

(1)
as to which neither Hexcel nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)
no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Hexcel or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)
as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Hexcel or any of its Restricted Subsidiaries.

        "Note Documents" means the indenture, the notes, the Subsidiary Guarantees, the Security Documents, the Joint Collateral Agent Undertaking and each Intercreditor Agreement.

        "Note Lien" means, to the extent securing Note Obligations, a Lien granted by a Security Document as security for Note Obligations and any Parity Lien Obligations.

        "Note Obligations" means the notes (including all additional notes), the Subsidiary Guarantees and all other Obligations of any Obligor under the Note Documents.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Obligor" means Hexcel, the Guarantors and each other Subsidiary which has granted the Joint Collateral Agent a Lien upon any of its property as security for any Note Obligations.

        "Parity Lien" means, to the extent securing Parity Lien Obligations, a Lien that (a) is granted by a Security Document and held by the Joint Collateral Agent as security for Note Obligations and Parity

Lien Obligations and (b) is not subordinated, by contract or pursuant to a judicial order requiring equitable subordination, to any other Lien.

        "Parity Lien Debt" means the principal of and interest and premium (if any) on Indebtedness of Hexcel (other than additional notes) permitted to be incurred if: (x) the condition set forth in the first paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness" is satisfied; or (y)such Indebtedness is Permitted Debt permitted to be incurred pursuant to clause (11) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness" and such Indebtedness:

(1)
is guaranteed by each Subsidiary which, on the date of incurrence of such Indebtedness, is obligated as a Guarantor under a Subsidiary Guarantee;

(2)
is secured when incurred, Equally and Ratably with the notes and all other Parity Lien Debt, by perfected Liens duly granted to the Joint Collateral Agent (or any agent thereof) by Hexcel and each Guarantor upon all of the Collateral;

(3)
is not subordinated in right of payment to any other Indebtedness of Hexcel or any such Guarantor;

(4)
matures no earlier than the maturity of the notes and requires no prepayments, sinking fund payments or offer to purchase (except when, as and to the extent an offer to purchase the notes is required by the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales");

(5)
is incurred in a principal amount (net of any original issue discount) which, when added to the principal amount of notes (including additional notes) then outstanding and the outstanding principal amount (or accreted value) of all other Parity Lien Debt then outstanding, does not exceed the greatest of:

(a)
$135.0 million;

(b)
65% of the then most recently reported net book value of assets of Hexcel and its Domestic Subsidiaries that are accounted for on its consolidated balance sheet as "Property, plant and equipment," after giving pro forma effect to the use of proceeds from such Incurrence of Indebtedness; and

(c)
65% of the gross orderly liquidation value of the then most recently reported net book value of assets of Hexcel and its Domestic Subsidiaries that are accounted for on its consolidated balance sheet as "Property, plant and equipment," as most recently determined and reported to the Joint Collateral Agent by an independent appraiser of recognized standing selected by Hexcel, after giving pro forma effect to the use of proceeds from such Incurrence of Indebtedness;

(6)
is governed by an indenture or agreement which provides (for the enforceable benefit of the trustee and holders of notes) that all Obligations in respect of the notes and Parity Lien Debt shall be and are secured Equally and Ratably by all liens, guarantees, supporting obligations and loss sharing rights at any time granted by Hexcel or any Subsidiary or any other Person as security for such debt or any Obligations in respect of such Indebtedness, whether or not otherwise constituting Collateral, that all such liens, guarantees, supporting obligations and loss sharing rights are transferred to the Joint Collateral Agent and shall be enforceable by the Joint Collateral Agent, and that the holders of such Indebtedness and Obligations in respect of such Indebtedness consent to and direct the Joint Collateral Agent to perform its obligations as set forth under the captions "—Collateral Sharing With Parity Liens—Equal and Ratable Lien Sharing by Holders of Notes and Holders of Parity Lien Debt" and "—Intercreditor Provisions Relating to Working Capital Facility Liens;" and

(7)
is designated by Hexcel, in an officers' certificate delivered to the trustee on or before the date of incurrence of such Indebtedness, as Parity Lien Debt for the purposes of the indenture.

        "Parity Lien Obligations" means Parity Lien Debt and all other Obligations of any Obligor under each indenture or agreement governing, securing or relating to any Parity Lien Debt.

        "Parity Lien Representatives" means the representatives of the holders of Parity Lien Debt who become a party to the Collateral Agency Agreement.

        "Permitted Business" means any business conducted by Hexcel and its Restricted Subsidiaries on the issue date and any business reasonably related, ancillary or complementary to the business of Hexcel and its Restricted Subsidiaries on the issue date.

        "Permitted Holders" means:

(1)
The Goldman Sachs Group, Inc.;

(2)
Greenbriar Equity Group, LLC;

(3)
Berkshire Partners, LLC; and

(4)
any Affiliate of any Person described in clauses (1)-(3) above.

        "Permitted Investments" means an Investment:

(1)
in Hexcel or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

(2)
in another Person, if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Hexcel or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;

(3)
in Cash Equivalents;

(4)
in receivables owing to Hexcel or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Hexcel or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)
in loans or advances to officers, directors or employees of Hexcel or any of its Subsidiaries for travel, transportation, entertainment, and moving and other relocation expenses and other business expenses that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)
in loans or advances to employees made in the ordinary course of business consistent with past practices of Hexcel or such Subsidiary, as the case may be;

(7)
in stock, obligations or securities received:

(a)
in settlement of debts created in the ordinary course of business and owing to Hexcel or any Subsidiary;

(b)
in satisfaction of judgments; or

(c)
as consideration in connection with an Asset Sale permitted pursuant to the covenant described under the caption "—Repurchase at the Option of Holders—Asset Sales;" and

(8)
deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person.

        "Permitted Liens" means:

(1)
Note Liens;

(2)
Parity Liens securing Parity Lien Debt;

(3)
Liens on Credit Facility Collateral securing Credit Facility Obligations;

(4)
Liens on any Foreign Subsidiary Collateral securing Credit Facility Obligations, but only if the Joint Collateral Agent has been granted valid, enforceable and perfected Liens upon such Foreign Subsidiary Collateral Equally and Ratably securing the Note Obligations and any Parity Lien Obligations;

(5)
Liens in favor of Hexcel or its Restricted Subsidiaries;

(6)
Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Hexcel or any Subsidiary of Hexcel; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Hexcel or the Subsidiary;

(7)
Liens on property existing at the time of acquisition of the property by Hexcel or any Subsidiary of Hexcel; provided that such Liens were in existence prior to the contemplation of such acquisition;

(8)
Liens to secure the performance of statutory obligations, leases, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;

(9)
Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (8) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness" covering only the assets acquired with such Indebtedness;

(10)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(11)
Liens granted to the trustee as security for Note Obligations;

(12)
Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

(13)
Liens Incurred in the ordinary course of business of Hexcel or any Subsidiary of Hexcel with respect to obligations that do not exceed $5.0 million at any one time outstanding; and

(14)
Liens on property of a Foreign Subsidiary owned by a Foreign Subsidiary, whenever held, acquired or arising, but only if and to the extent securing Indebtedness permitted by clause (2) of the second paragraph under the caption "—Certain Covenants—Incurrence of Indebtedness."

        "Permitted Prior Liens" means (a) Liens described in clauses (6), (7) or (9) of the definition of "Permitted Liens" and (b) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

        "Permitted Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness Incurred in compliance with the indenture (including Indebtedness of Hexcel that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Permitted Refinancing Indebtedness; provided, however, that:

(1)
the Permitted Refinancing Indebtedness has Stated Maturity no earlier than any Stated Maturity of the Indebtedness being refinanced;

(2)
the Permitted Refinancing Indebtedness has an Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; and

(3)
such Permitted Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) either the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) of the Indebtedness being refinanced (including, with respect to both the Permitted Refinancing Indebtedness and the Indebtedness being refinanced, amounts then outstanding and amounts available thereunder) or, if the Indebtedness being refinanced is the Capital Lease Obligation entered into on or about September 15, 1998, the aggregate purchase price of the property subject thereto, plus (y) unpaid interest, prepayment penalties, redemption premiums, defeasance costs, fees, expenses and other amounts owing with respect thereto, plus reasonable financing fees and other reasonable out-of-pocket expenses Incurred in connection therewith;

provided, further, however, that Permitted Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that refinances Indebtedness of Hexcel.

        "Person" means any individual, corporation, partnership, Joint Venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Plans" means any employee benefit plan, retirement plan, deferred compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan or similar plan or arrangement of Hexcel or any Subsidiary, or any successor thereof and "Plan" shall have a correlative meaning.

        "Qualified Credit Facility" means a Credit Facility:

(1)
which is governed by an agreement that provides for the enforceable benefit of the holders of notes, trustee, Joint Collateral Agent and holders of Parity Lien Debt, as third party beneficiaries thereof, that:

(a)
all Liens on property described in clause (1) of the definition of Foreign Subsidiary Collateral and proceeds thereof at any time securing any Obligations under such Credit Facility shall secure Equally and Ratably the Obligations under such Credit Facility and all Note Obligations and Parity Lien Obligations;

(b)
all Liens on property described in clause (2) of the definition of Foreign Subsidiary Collateral and the proceeds thereof at any time securing any domestic U.S. commitments and borrowings under such Credit Facility shall secure Equally and Ratably the Obligations under such Credit Facility and all Note Obligations and Parity Lien Obligations;

(c)
the agent or representative holding the Liens securing Obligations under such Credit Facility shall be bound by and shall perform each of the obligations of the Credit Facility Agent as set forth under the caption "—Intercreditor Provisions Relating to Working Capital Facility Liens;" and

(2)
in respect of which the agent or representative holding the Liens securing Obligations under such Credit Facility has delivered to the trustee and the Joint Collateral Agent:

(a)
written notice (that has not been withdrawn by such agent or representative) certifying that such Credit Facility is a Qualified Credit Facility and that such agent or representative is bound by and will perform the obligations of the Credit Facility Agent; and

(b)
if any other Credit Facility Agent previously delivered such notice and certification in respect of any predecessor Credit Facility, an instrument reasonably satisfactory to the trustee and the Joint Collateral Agent signed by such previous Credit Facility Agent withdrawing the previous notice and certification and forever renouncing and discharging all rights and benefits under the indenture that otherwise would have been enforceable by such previous Credit Facility Agent or the holders of Obligations under such previous Credit Facility.

        The New Senior Credit Facility shall constitute a Qualified Credit Facility upon due authorization, execution and delivery by the Administrative Agent thereunder of the Intercreditor Agreement. So long as the New Senior Credit Facility remains outstanding, no other Credit Facility shall become a Qualified Credit Facility unless such Credit Facility is permitted under the terms of the New Senior Credit Facility and this Indenture.

        "Registration Rights Agreements" means (1) the Registration Rights Agreement among Hexcel, Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership, Berkshire Investors LLC, Greenbriar Co-Investment Partners, L.P. and Greenbriar Equity Fund, L.P. and (2) the Amended and Restated Registration Rights Agreement among Hexcel, LXH, L.L.C., LXH II, L.L.C., GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 Employee Fund, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG and Stone Street Fund 2000, L.P.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Restructuring Plan" means the business consolidation and restructuring actions with respect to: (i) the EuroCore rationalization involving the Duxford, England, Welkenraedt, Belgium and Casa Grande, Arizona facilities; (ii) the consolidation and reorganization of carbon weaving and decorative fabric production involving the Decines and Les Avenieres, France facilities; (iii) the consolidation and reorganization of fabric production between the Anderson, South Carolina, Washington, Georgia and Statesville, North Carolina facilities and (iv) equipment relocation to the Salt Lake City, Utah facility.

        "Secured Indebtedness" means any Indebtedness of Hexcel secured by a Lien.

        "Secured Parties" means the Joint Collateral Agent, the trustee, the holders from time to time of the notes, each Parity Lien Representative and each holder from time to time of Parity Lien Debt.

        "Security Documents" means the Joint Collateral Agent Undertaking and one or more security agreements, pledge agreements, collateral assignments, mortgages, deed of trust or other grants or transfers for security executed and delivered by Hexcel or any other Obligor creating (or purporting to create) a Lien upon property (other than Excluded Assets) owned or to be acquired by Hexcel or such other Obligor in favor of the Joint Collateral Agent or the trustee for the benefit of the holders of the notes (or in favor of any agent of the Joint Collateral Agent or the trustee), the Subsidiary Guarantees and any other Obligations in respect of the Note Obligations.

        "Senior Indebtedness" means:

(1)
all Credit Facility Indebtedness;

(2)
Indebtedness represented by the Clark-Schwebel Lease; and

(3)
all other Indebtedness of Hexcel, including interest (including interest accruing at the contract rate specified in the Credit Facilities or the documentation governing such other Indebtedness, as applicable (including any rate applicable upon default) on or after the filing of any petition in bankruptcy, or the commencement of any similar state, federal or foreign reorganization or liquidation proceeding, relating to Hexcel, whether or not allowed as a claim against Hexcel in any such proceeding) and fees thereon, whether outstanding on the issue date or thereafter issued or Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the notes;

        provided, however, that Senior Indebtedness shall not include:

(1)
any liability for federal, state, local or other taxes owed or owing by Hexcel;

(2)
any accounts payable or other liabilities to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(3)
any Indebtedness, guarantee or obligation of Hexcel which is subordinate or junior in right of payment in any respect to any other Indebtedness, guarantee or obligation of Hexcel, including any Subordinated Obligations;

(4)
any obligations with respect to any capital stock; and

(5)
any intercompany Indebtedness of Hexcel or any Guarantor to Hexcel or any of its Affiliates.

        "Senior Subordinated Indebtedness" means Hexcel's 9 3/4% Senior Subordinated Notes Due 2009 and any other Indebtedness of Hexcel that specifically provides that such Indebtedness is to rank pari passu with the 9 3/4% Senior Subordinated Notes Due 2009 in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of Hexcel which is not Senior Indebtedness.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Specified Properties" shall mean Hexcel's manufacturing plants located in Lancaster, Ohio, Livermore, California, Welkenraedt, Belgium and Lodi, New Jersey and the property referred to as "Plant Three" in Kent, Washington.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Stockholders Agreement" means the Stockholders Agreement, dated as of March 19, 2003, among Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership, Berkshire Fund V Investment Corp., Berkshire Fund VI Investment Corp., Berkshire Investors LLC, Greenbriar Co-Investment Partners, L.P., Greenbriar Equity Fund, L.P. and Hexcel.

        "Subordinated Notes" means Hexcel's:

(1)
9 3/4% Senior Subordinated Notes Due 2009; and

(2)
7% Convertible Subordinated Debentures due 2011.

        "Subordinated Obligation" means any Indebtedness of Hexcel (whether outstanding on the issue date or thereafter Incurred) that is contractually subordinated or junior in right of payment to the notes pursuant to a written agreement, including the Subordinated Notes.

        "Subsidiary" means, with respect to any specified Person:

(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Unrestricted Subsidiary" means:

(1)
any Subsidiary of Hexcel that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)
any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors may designate any Subsidiary of Hexcel (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any capital stock or Indebtedness of, or holds any lien on any property of, Hexcel or any other Subsidiary of Hexcel that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under the caption "—Certain Covenants—Restricted Payments."

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) Hexcel could Incur $1.00 of additional Indebtedness under the first paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or other similar governing entity of such Person.

        "Weighted Average Life to Maturity" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (x) the sum of the products of the numbers of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or scheduled redemption multiplied by the amount of such payment by (y) the sum of all such payments.

        "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

PLAN OF DISTRIBUTION

        This prospectus is to be used by Goldman Sachs and other broker-dealer subsidiaries of Goldman Sachs in connection with offers and sales of the notes in market-making transactions effected from time to time. Goldman Sachs may act as a principal or agent in such market-making transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

        Certain affiliates of Goldman Sachs beneficially own Hexcel equity securities, which in the aggregate constituted approximately 38% of the equity ownership of Hexcel as of June 30, 2003. Goldman Sachs has informed us that it does not intend to confirm sales of the notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

        We have been advised by Goldman Sachs that, subject to applicable laws and regulations, Goldman Sachs currently intends to continue to make a market in the notes. However, Goldman Sachs is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934. There can be no assurance that an active trading market will be sustained. See "Risk Factors—If a reasonably active trading market does not continue for these notes you may not be able to resell them."

        Goldman Sachs and its affiliates may in the future engage in commercial and/or investment banking transactions with Hexcel and its affiliates. Goldman Sachs acted as an initial purchaser in connection with the initial sale of the notes in March 2003 and received a customary underwriting discount in connection with that transaction. Goldman Sachs and its affiliates may, from time to time, trade the notes for its own account in connection with its principal activities. Such sales may be made pursuant to this prospectus or otherwise pursuant to an applicable exemption from registration. Additionally, in the future, Goldman Sachs and its affiliates may, from time to time, own notes as a result of its market-making activities.

        Hexcel will not receive any of the proceeds of such sales of the notes but will pay all expenses it incurs in connection with the registration of the notes.

        Hexcel and Goldman Sachs have entered into a registration rights agreement with respect to the use by Goldman Sachs of this prospectus. Pursuant to such agreement, Hexcel has agreed to indemnify Goldman Sachs against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, has passed upon the validity and enforceability of the notes.

EXPERTS

        The consolidated financial statements of Hexcel Corporation, Hexcel S.A. and Hexcel Holdings (UK) Limited, incorporated in this prospectus by reference to the Hexcel Corporation Annual Report on Form 10-K/A (Amendment No. 3) for the year ended December 31, 2002 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of BHA Aero Composite Parts Co., Ltd. as of and for the years ended December 31, 2002 and 2001 incorporated in this prospectus by reference from Hexcel Corporation's Form 10-K/A (Amendment No. 3) have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to BHA Aero Composite Parts Co., Ltd.'s ability to continue as a going concern), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Asahi-Schwebel Co., Ltd. as of and for the year ended March 31, 2003 incorporated in this prospectus by reference from Hexcel Corporation's Form 10-K/A (Amendment No. 3) have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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  Filed Pursuant to Rule 424(b)(3) File No. 333-107432
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
AVAILABLE INFORMATION
FORWARD-LOOKING STATEMENTS
HEXCEL CORPORATION
RISK FACTORS
Risks Relating to Our Indebtedness and the Notes
Risks Relating to Our Business
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF NOTES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS